UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

AUTOLIV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

More Lives Saved

Autoliv Proxy Statement 2024

Autoliv

March 25, 2024

Dear Stockholder,

It is my pleasure to invite you to the 2024 Annual Stockholders Meeting of Autoliv, Inc. to be held on Friday, May 10, 2024, at 2:00 p.m. Eastern Time.

We are pleased to invite participants to attend the Annual Meeting in-person. We will also host the meeting virtually via webcast.

Information regarding the matters to be voted upon at this year’s Annual Meeting is included in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

It is important that your shares are represented at the Annual Meeting. Therefore, please submit your proxy by following the instructions provided in the Proxy Statement and in the Notice of Internet Availability of Proxy Materials. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

A public news release announcing voting results will be published after the Annual Meeting.

The Autoliv, Inc. Annual Report for the fiscal year ended December 31, 2023, is being made available to stockholders with this Proxy Statement. These documents are available at www.autoliv.com.

On behalf of the entire Board of Directors, we hope you will participate in our Annual Meeting.

Sincerely,

Jan Carlson
Chairman of the
Autoliv, Inc. Board of Directors

Autoliv	1	2024 Proxy Statement

Notice of Annual Stockholders Meeting

Date & Time	Your Vote is Important!
You can submit your vote by:

Friday, May 10, 2024	Location	Record Date	Admission
2:00 p.m. Eastern Time	In person at the	Stockholders as of the	Please see the
	Westin Book Cadillac Hotel	close of business on	instructions as outlined in
	1114 Washington Blvd.	March 15, 2024	this Proxy Statement.
	Detroit, Michigan 48226	are entitled to vote.
USA
and via webcast at
www.meetnow.global/MJGH2D6

TO THE STOCKHOLDERS OF AUTOLIV, INC.,

NOTICE IS HEREBY GIVEN that the 2024 Annual Stockholders Meeting of Autoliv, Inc. (“Autoliv” or the “Company”) will be held on Friday, May 10, 2024 at the Westin Book Cadillac Hotel, 1114 Washington Blvd., Detroit, Michigan 48226, USA and virtually via webcast commencing at 2:00 p.m. Eastern Time to consider and vote upon:

1.	Election of eleven (11) directors to the Board of Directors of Autoliv for terms of office expiring on the date of the Annual Stockholders Meeting in 2025 (see page 14 of the accompanying Proxy Statement).
2.	A non-binding advisory resolution to approve the compensation of the Company’s named executive officers (see page 82 of the accompanying Proxy Statement).
3.	Ratification of the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (see page 83 of the accompanying Proxy Statement).
4.	Any other business that may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

The Board of Directors has fixed the close of business on March 15, 2024 as the record date for the Annual Meeting. All stockholders of record as of the close of business on that date are entitled to notice of, and to be present and vote at, the Annual Meeting and at any continuation thereof. These proxy materials were first made available, sent or given to stockholders on or about March 25, 2024.

We intend to conduct the Annual Meeting both in-person and virtually via webcast. Attendance at the Annual Meeting will be limited to stockholders of record as of the close of business on March 15, 2024, the record date, or if you are an authorized representative of any such stockholder or beneficial holder. If you plan to attend the meeting in-person or virtually on the Internet, please follow the registration instructions as outlined in this proxy statement.

The meeting will be conducted pursuant to the Company’s Third Restated By-Laws and rules of order prescribed by the Chairman of the Annual Meeting.

By order of the Board of Directors of Autoliv, Inc.:

Anthony Nellis

Executive Vice President, Legal Affairs;
General Counsel; and Secretary

Autoliv	2	2024 Proxy Statement

Autoliv	3	2024 Proxy Statement

Autoliv	4	2024 Proxy Statement

PAY VERSUS PERFORMANCE	75
PROPOSAL 2–ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	82
PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	83
DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS	86
OTHER MATTERS	87
ANNEX A Reconciliation of Non-U.S. GAAP Measures	A-1

Autoliv	5	2024 Proxy Statement

2024 Proxy Statement at a Glance

The following executive summary is intended to provide a broad overview of the items that you will find elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the entire Proxy Statement for more information about these topics prior to voting at the Annual Meeting.

Annual Meeting of Stockholders

Time and Date:	Friday, May 10, 2024; 2:00 p.m. Eastern Time
Location:	In-person at the Westin Book Cadillac Hotel, 1114 Washington Blvd., Detroit, Michigan 48226, USA and via webcast at www.meetnow.global/MJGH2D6
Record Date:	Stockholders as of the close of business on March 15, 2024 are entitled to vote
Admission:	Please see the instructions on page 10 of this Proxy Statement

Meeting Agenda and Voting Matters

Proposal	Board’s Voting Recommendation	Page Reference
1. Election of Directors	FOR EACH NOMINEE	14
2. Advisory Vote to Approve Executive Compensation	FOR	82
3. Ratification of the Appointment Independent Registered Public Accounting Firm	FOR	83

PROPOSAL 1
Director Nominees for Election
Name	Age	Director Since	Independent/ Non-Employee	Committees	Other Current Public Co. Boards
Mikael Bratt	57	2018	No	—	0
Laurie Brlas	66	2020	Yes	ARC, NCGC	3
Jan Carlson	63	2007	Yes	—	2
Hasse Johansson	74	2018	Yes	ARC	2
Leif Johansson	72	2016	Yes	LDCC, NCGC (Chair)	0
Franz-Josef Kortüm	73	2014	Yes	NCGC	1
Frédéric Lissalde	56	2020	Yes	LDCC (Chair), NCGC	1
Xiaozhi Liu	68	2011	Yes	LDCC	1
Gustav Lundgren	42	2022	Yes	ARC	0
Martin Lundstedt	56	2021	Yes	LDCC	1
Ted Senko	68	2018	Yes	ARC (Chair)	0
ARC: Audit and Risk Committee LDCC: Leadership Development and Compensation Committee NCGC: Nominating and Corporate Governance Committee

Autoliv	6	2024 Proxy Statement

Attendance: Each director nominee attended at least 80% of the aggregate applicable Board and Committee meetings in 2023.

Governance Highlights:
	■	10 of the 11 Director Nominees are independent directors
	■	Board committees composed entirely of independent directors
	■	Directors elected for one-year terms
	■	Average tenure of the nominated non-employee directors is seven years, with two new directors in the last three years
	■	Diverse director backgrounds, professional experiences, and skills
	■	Annual Board and committee self-evaluations
	■	Independent directors meet in executive session at least four times a year
	■	Stock ownership guidelines for non-employee directors and executive officers
	■	Compliance, operational, and cybersecurity risk oversight by full Board and committees
	■	Company policy against hedging, short-selling, and pledging by executive officers and directors

Sustainability Highlights:
	■	35,000 lives saved by our products annually
	■	Focus on our climate program and long-term climate target covering our own operations and supply chain
	■	Reduced absolute Scope 1 + 2 emissions by 17% and greenhouse gas (GHG) emissions intensity (measured as Scope 1 + 2 emissions tons per million USD sales, FX adjusted) by 29%, compared to 2022
	■	Obtained limited assurance by Ernst & Young of Scope 1 + 2 emissions
	■	Significantly increased our use of renewable electricity: 23% in 2023 compared to 13% in 2022
	■	Expanded environmental reporting of water, circularity, biodiversity, GHG emissions, and energy data
	■	Further integrated sustainability into supply chain management by launching our Sustainable Sourcing Requirements for direct material suppliers
	■	Quarterly reports and presentations by management on the Sustainability Program to the Nominating and Corporate Governance Committee

Autoliv	7	2024 Proxy Statement

PROPOSAL 2
Advisory Vote to Approve Executive Compensation

We are requesting that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This proposal was supported by approximately 97.1%, 97.6%, and 81.7% of the votes cast in each of 2023, 2022, and 2021, respectively. Please see the Compensation Discussion and Analysis, Summary Compensation Table, and other tables and disclosures beginning on page 46 of this Proxy Statement for a full discussion of our executive compensation program. The table below highlights the 2023 total direct compensation for each Named Executive Officer.

Named Executive Officer	Salary ($)(1)	Annual Bonus ($)(1)(2)	Stock Awards ($)(1)(3)
Mikael Bratt	1,304,818	1,182,811	865,393
Fredrik Westin	599,672	491,731	280,000
Kevin Fox	530,244	434,800	200,000
Sng Yih	522,791	428,689	250,000
Anthony Nellis	583,002	334,643	220,000
Frithjof Oldorff(4)	649,623	308,248	250,000

(1)	Information included in the table above is not intended as a substitute for amounts reflected in the Summary Compensation Table on page 60.
(2)	For currency exchange rates used, see footnote 1 to the Summary Compensation Table on page 60 of this Proxy Statement.
(3)	These amounts shown represent the full value of the grant which is different from the value reported for 2023 in the “Stock Awards” column of the Summary Compensation Table on page 60 of this Proxy Statement, which reports the value of restricted stock units (RSUs) and of one-third each of the 2021, 2022, and 2023 performance stock units (PSUs) granted in accordance with applicable accounting rules. The Leadership Development and Compensation Committee considers the full value of the grant in this table in its determination of annual compensation.
(4)	Not an executive officer as of May 31, 2023.

Compensation Governance Highlights

■  The Leadership Development and Compensation Committee (“LDCC”) is composed of independent directors.

■  We maintain stock ownership guidelines for our executive officers, including the Named Executive Officers, and our non-employee directors.

■  The LDCC retains an independent consultant who does no other work for the company.

■  The LDCC reviews total compensation calculations when making compensation decisions.

■  We have consistently used PSUs since 2019. PSUs are 100% for the CEO and 75% for other executives of the value of long-term equity incentive grants.

■  Since 2022, our PSUs include a performance metric related to the reduction of greenhouse gas emissions.

■  Regular RSUs and PSUs granted to employees have a minimum three-year vesting period.

■  The LDCC conducts an annual assessment of potential compensation-related risk to the Company, including incentive arrangements below the executive level.

■  All Named Executive Officers are part of defined contribution retirement arrangements.

■  No stock options have been granted since 2015.

■  Our equity plan prohibits the repricing of stock options without stockholder approval.

■  The exercise price of options historically granted under our equity plan is never less than the fair market value (as defined in our equity plan) of our stock on the date of grant.

■  Since 2019, all equity granted includes double-trigger acceleration of unvested equity in the event of a qualifying termination following a change in control in which outstanding awards are assumed by a publicly traded surviving entity.

■  There are no U.S. tax code §280G excise tax “gross ups.”

■  The change in control definition contained in our equity plan is not a “liberal” definition that would be activated on only stockholder approval of a transaction.

■  Our Executive Compensation Recoupment Policy permits the Board to clawback and cause the forfeiture of executive compensation in a broader set of circumstances than the mandatory requirements of the NYSE listing standards.

Autoliv	8	2024 Proxy Statement

PROPOSAL 3
Ratification of the Appointment of Independent Registered Public Accounting Firm
We are requesting that our stockholders ratify the appointment of Ernst & Young AB as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Fees paid to our independent registered public accounting firm over the past two years were as follows:

Type of Fees (Dollars in millions)	2023	2022
Audit Fees	$8.906	$8.170
Audit-Related Fees	$0.294	$0.233
Tax Fees	$0.084	$0.057
All Other Fees	$0.017	$0.014
Total	$9.301	$8.474

Autoliv	9	2024 Proxy Statement

Information Concerning Voting and Solicitation

Availability of Proxy Materials on the Internet

Our Board of Directors (the “Board”) made this Proxy Statement and the Company’s Annual and Sustainability Report for the fiscal year ended December 31, 2023 available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting of Stockholders, to be held in-person and virtually via webcast on Friday, May 10, 2024 commencing at 2:00 p.m. Eastern Time and at any adjournment thereof (the “2024 Annual Meeting” or the “Annual Meeting”).

General

The date of this Proxy Statement is March 25, 2024, the approximate date on which this Proxy Statement and proxy card are first being mailed and made available on the Internet to stockholders entitled to vote at the Annual Meeting. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 was publicly filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 20, 2024.

Who Can Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of record of our common stock as of the close of business on March 15, 2024 (the “Record Date”). Each stockholder is entitled to one vote for each share of our common stock held on the Record Date. Our stockholders do not have cumulative voting rights.

Shares Outstanding and Quorum

At the close of business on the Record Date, 81,455,417 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. A majority of our common stock outstanding on the Record Date, present in-person or virtually or represented by proxy, will constitute a quorum at the Annual Meeting.

How to Vote

If you are a stockholder of record, you may vote by proxy on the Internet or by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials sent to you. If you requested printed copies of the proxy materials by mail, or have a printed proxy card, you may also vote by filling out the proxy card and returning it in the envelope provided. You may also vote in-person or electronically at the Annual Meeting.

If you are a beneficial owner of shares held in “street name,” please refer to the instructions provided by your bank, broker, or other nominee for voting your shares. If you wish to vote in-person or electronically at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares and have proof of ownership of shares of our common stock as of the Record Date.

How Your Shares Will Be Voted

If you properly complete your proxy card and send it to the Company prior to the vote at the Annual Meeting, or submit your proxy electronically by Internet or by telephone before voting closes, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board: (i) to elect the director nominees listed in “Election of Directors,” (ii) to approve the compensation of the Company’s named executive officers, and (iii) for the ratification of the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for the 2024 fiscal year.

Voting on Matters Not in Proxy Statement

The deadlines have passed for stockholders to nominate directors for election to the Board and for other stockholder proposals to be brought before the Annual Meeting. Thus, only the Company may substitute director nominees or bring other business before the Annual Meeting. The Company does not plan to substitute any director nominee, and the Company does not intend to raise any matter other than those described in this Proxy Statement at the Annual Meeting.

Autoliv	10	2024 Proxy Statement

However, administrative and similar matters can arise at any annual meeting. To address such unforeseen matters, your proxy may exercise his or her discretion and authority to vote on such matters incidental to the conduct of the Annual Meeting only. Note that this authority is limited by applicable law, the proxy rules of the SEC, and the rules of the New York Stock Exchange (the “NYSE”).

Revoking Proxies or Changing Your Vote

You may revoke your proxy and change your vote before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting in person or virtually and voting in person or electronically. However, your attendance at the Annual Meeting either in-person or virtually will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to Autoliv at its mailing address prior to the Annual Meeting.

Voting Rights of Holders of SDRs

Holders of Autoliv’s Swedish Depository Receipts (“SDRs”) are entitled to vote the shares of common stock of the Company underlying their SDRs at the 2024 Annual Meeting as if they directly held the common stock of the Company. Therefore, each holder of SDRs is entitled to one vote for each share of common stock underlying each SDR held on the Record Date. To have their votes counted at the 2024 Annual Meeting, SDR holders must give instructions as to the exercise of their voting rights by proxy or attend the Annual Meeting either in-person or virtually and represent their shares of common stock of the Company underlying the SDRs at the Annual Meeting.

Non-Voting Shares, Abstentions and Broker “Non-Votes”

Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions to a proposal, and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Brokers do not have discretionary authority to vote on Proposals 1 and 2 set forth below. Brokers generally have discretionary authority to vote on Proposal 3 set forth below.

Vote Required to Approve Each Proposal at the Annual Meeting

The following summary describes the vote required to approve each of the proposals at the Annual Meeting.

PROPOSAL 1

Directors will be elected by a plurality of the votes cast at the Annual Meeting. However, pursuant to the Autoliv, Inc. Corporate Governance Guidelines, if a director nominee in an uncontested election fails to receive the approval of a majority of the votes cast on his or her election by the stockholders, the nominee shall promptly offer his or her resignation to the Board for consideration. A committee consisting of the Board’s independent directors (which will exclude any director who is required to offer his or her resignation) shall consider all relevant factors and decide on behalf of the Board the action to be taken with respect to such offered resignation and will determine whether to accept or reject the resignation. The Company will publicly disclose the Board’s decision regarding any resignation offered under these circumstances with an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the offered resignation. Abstentions and broker non-votes will have no effect on the election of directors.

PROPOSAL 2

The non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect in determining the outcome of the proposal.

Autoliv	11	2024 Proxy Statement

PROPOSAL 3

The ratification of the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as a vote against the ratification. Although brokers have discretionary authority to vote on the ratification, if a broker submits a non-vote, it will not be counted for purposes of the ratification but will be counted for the purposes of establishing a quorum.

Any other proposal brought before the Annual Meeting (if any) will be decided by a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Consequently, abstentions will have the same effect as a vote against the matter and broker non-votes will have no effect on the outcome of the matter.

Attending the Annual Meeting

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the record date and guests of the Company. We intend to conduct the Annual Meeting both in-person and virtually via webcast. However, we may impose additional procedures or limitations on in- person meeting attendees, or we may decide to hold the Annual Meeting entirely online (i.e., a virtual-only meeting). We will issue a press release announcing any changes to the Annual Meeting, and we will also announce any changes on our proxy website, located at www.envisionreports.com/ALV. We encourage you to check this website in advance if you plan to attend the Annual Meeting in-person.

To attend the Annual Meeting virtually, please follow these instructions:

Registered Holders

Stockholders that hold shares registered directly with Autoliv’s transfer agent, Computershare, should log in to the virtual Annual Meeting site at www.meetnow.global/MJGH2D6 using the 15-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials.

Beneficial Holders

If you hold your shares in “street name” through an intermediary, such as a bank, broker, or other nominee, you will need to register in advance to attend the Annual Meeting. To register you should:

(i)	obtain a proof of proxy power, or “legal proxy”, from the holder of record of your shares (the intermediary, bank, broker, or other nominee); and

(ii)	submit proof of such legal proxy (along with along with your name and email address) by forwarding the email from such intermediary, bank, broker, or other nominee, or attaching an image of your legal proxy, to legalproxy@computershare.com. Requests for registration should have a subject line of “Autoliv Legal Proxy” and be received no later than 5:00 P.M., Eastern Time, on May 7, 2024.

Upon completion of this process, you will receive a confirmation email from Computershare of your assigned 15-digit control number and registration for the Annual Meeting at www.meetnow.global/MJGH2D6.

Holders of Swedish Depository Receipts (SDRs)

SDR holders registered on an account directly at Euroclear or with a Swedish nominee as of the Record Date, will need to register in advance to attend the Annual Meeting.

To register you should send a request to Computershare Sweden for a legal proxy and control number to info@computershare.se. Requests should have a subject line of “Autoliv Legal Proxy” and reference your stockholder ID and the code written on your proxy card, and be received no later than 17:00, Central European Time, on April 27, 2024.

Upon completion of this process, you will receive a confirmation email from Computershare of your assigned control number and registration for the Annual Meeting no later than 23:00, Central European Time, on May 9, 2024.

Autoliv	12	2024 Proxy Statement

Asking Questions at the Annual Meeting

Questions may be submitted during the Annual Meeting in-person and through the virtual Annual Meeting site after logging in with the control number. We encourage stockholders who will attend the Annual Meeting virtually to submit questions in advance of the Annual Meeting, preferably by 6:00 P.M., Eastern Time on May 9, 2024.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct.

Principal Executive Offices

The Company’s mailing address is Box 70381, SE-107 24 Stockholm, Sweden, and its principal executive offices are located at Klarabergsviadukten 70, Section B, 7th floor, Stockholm, Sweden SE-111 64. The Company’s telephone number is +46 8 587 20 600.

Solicitation of Proxies

The Company, on behalf of the Board, is soliciting the proxies and will bear the cost of the solicitation of proxies. In addition to solicitation over the Internet and by mail, the Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies. Certain directors, officers, and other employees of the Company, not specifically employed for this purpose, may solicit proxies, without additional remuneration, by personal interview, mail, telephone, facsimile or electronic mail. The Company has retained Georgeson LLC to assist in the solicitation of proxies for a fee of $17,600 plus expenses and Computershare AB for a fee of SEK 103,000, or approximately $10,000, plus expenses.

Autoliv	13	2024 Proxy Statement

Proposal 1 – Election of Directors

The Company’s Third Restated By-Laws (the “By-Laws”) provide that the size of the Board shall be fixed from time to time exclusively by the Board. The Board has currently fixed the size of the Board at eleven members.

Mikael Bratt, Laurie Brlas, Jan Carlson, Hasse Johansson, Leif Johansson, Franz-Josef Kortüm, Frédéric Lissalde, Xiaozhi Liu, Gustav Lundgren, Martin Lundstedt, and Ted Senko, whose present terms will expire at the time of the Annual Meeting, are nominees for election at the 2024 Annual Meeting. Mr. Gustav Lundgren has been nominated by the Board to be elected at the 2024 Annual Meeting pursuant to the terms of a Cooperation Agreement between the Company and Cevian Capital II GP Limited (“Cevian”), and its affiliates (the “Cooperation Agreement”). Pursuant to the terms of the Cooperation Agreement, Mr. Gustav Lundgren will offer his resignation from the Board if Cevian no longer owns at least 8% of the then-outstanding shares of common stock of the Company. The Cooperation Agreement is described in further detail in the section entitled “Agreements with Stockholders - Cooperation Agreement with Cevian Capital II GP Limited” below.

If elected, the above nominees would serve until the 2025 annual meeting of stockholders and until her or his successor is elected and qualified, or until her or his earlier retirement, resignation, disqualification, removal, or death. If any director nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, either the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

Nominees for Directors at the 2024 Annual Meeting

Mikael Bratt

Mikael Bratt, age 57, has been a director of Autoliv since September 2018 and has served as Autoliv’s President and Chief Executive Officer since June 29, 2018. Mr. Bratt previously served as President, Passive Safety from May 2016 until his promotion. Mr. Bratt has been nominated for election to the Board of Directors of Gränges AB, a public Swedish company, at that company’s annual general meeting on May 8, 2024. Mr. Bratt previously served on the board of directors of Höganäs AB, a private Swedish metal powders company, from September 2020 through April 2023. Prior to joining Autoliv, Mr. Bratt spent approximately 30 years with The Volvo Group, a Swedish multinational automotive manufacturing company, including most recently as EVP Group Trucks Operations, part of the group executive management team since 2008. Prior to this, he served as Chief Financial Officer of the Volvo Group. Mr. Bratt studied business administration at the University of Gothenburg, Sweden.

The Board believes Mr. Bratt’s years of experience with Autoliv and the automotive industry, including his current role as President and Chief Executive Officer, and his extensive knowledge of the Company, its operations, business, and industry support his re-election to the Board.

DIRECTOR SINCE: 2018 AGE: 57

Autoliv	14	2024 Proxy Statement

Laurie Brlas

Laurie Brlas, 66, joined the Company’s Board on August 1, 2020 and is a member of the Audit and Risk Committee and the Nominating and Corporate Governance Committee. In December 2016, Ms. Brlas retired from Newmont Mining Corporation (“Newmont”), a mining industry leader in value creation and sustainability. Ms. Brlas joined Newmont in 2013 and served as Executive Vice President and Chief Financial Officer until October 2016. From 2006 through 2013, Ms. Brlas held various positions of increasing responsibility with Cliffs Natural Resources, most recently she served as Chief Financial Officer and then as Executive Vice President and President, Global Operations. Prior to that, Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS Corporation from 2000 through 2006 and from 1995 through 2000, Ms. Brlas held various positions of increasing responsibility with Office Max, Inc. Most recently Ms. Brlas served as Senior Vice President and Corporate Controller. Ms. Brlas currently serves on the Board of Directors of Albemarle Corporation, a specialty chemical company, Graphic Packaging Holding Company, a global packaging solutions company, and Constellation Energy Corporation, a power generation and customer-facing retail energy business. In the prior five years, Ms. Brlas previously served on the Board of Directors of Perrigo Company PLC, a global healthcare company, from 2003 until May 2019; Calpine Corp., an energy company, from 2016 until 2018; and Exelon Corporation, a Fortune 100 power company, from 2018 until January 2022 when she joined the board of directors of its spinoff, Constellation Energy Corporation.

The Board believes Ms. Brlas’ financial expertise and extensive experience with public company management support her re-election to the Board.

DIRECTOR SINCE: 2020 AGE: 66

Jan Carlson

Jan Carlson, age 63, has been a director of Autoliv since May 2007 following his appointment as President and Chief Executive Officer of Autoliv on April 1, 2007 after serving in various executive positions with the company beginning in 1999. He has been Chairman of the Board since May 2014. Mr. Carlson served as President and Chief Executive Officer until resigning upon the completion of the spin-off of Veoneer, Inc. from the Company on June 29, 2018, at which time he became President and Chief Executive Officer of Veoneer, Inc. Since the completion of the spin-off until its sale in April 2022, Mr. Carlson served as Chairman of the Board of Directors of Veoneer, Inc. Mr. Carlson has served as a member of the Board of Telefonaktiebolaget LM Ericsson since February 2017 and its Chairman since April 2023. Mr. Carlson is also a member of the Board of AB Volvo since April 2022. Mr. Carlson served on the board of directors of BorgWarner Inc., a product leader in highly engineered components and systems for vehicle powertrain applications worldwide, from July 2010 until May 2020. In addition, Mr. Carlson served on the board of Trelleborg AB from 2013 through 2017. Prior to joining Autoliv, Mr. Carlson was President of Saab Combitech, a division within the Saab aircraft group specializing in commercializing military technologies. Mr. Carlson has a Master of Science degree in Physics and Electrical Engineering from Linköping University and is an Honorary Doctor at the Technical faculty of Linköping University.

The Board believes that Mr. Carlson through his many years of experience with Autoliv, including his former role as President and Chief Executive Officer, and the automotive industry in general brings extensive knowledge of the Company, its operations, business, and industry to the Board, which support his re-election to the Board.

DIRECTOR SINCE: 2007 AGE: 63

Autoliv	15	2024 Proxy Statement

DIRECTOR SINCE: 2018 AGE: 74

Hasse Johansson

Hasse Johansson, age 74, has been a director of Autoliv since March 2018 and is a member of the Audit and Risk Committee. Since 2010, Mr. Johansson has been managing director of Johansson Teknik & Form AB, a technology consulting company which he founded. From 2001 to 2009, Mr. Johansson was the Executive Vice President of Research & Development at Scania, a major automotive industry manufacturer of heavy trucks, buses, and other commercial vehicles. Prior to his time at Scania, Mr. Johansson worked for nearly 20 years at Mecel AB, an automotive software and systems development company he co-founded and in 1994 became a wholly owned subsidiary of Delphi Corporation. Mr. Johansson currently serves as a member of the boards of directors of DevPort AB and Swedish Electromagnet Investment AB, which are both Swedish public companies. Mr. Johansson previously served as a member of the boards of directors of Electrolux AB (2008- April 2020) and PowerCell AB (2018- April 2020). Additionally, Mr. Johansson is a member of the Business Executives Council of the Royal Swedish Academy of Engineering Sciences. Mr. Johansson holds a Master of Science in Electrical Engineering from Chalmers University of Technology in Gothenburg, Sweden and holds more than 20 patents in combustion engine control and automotive electronics.

The Board believes Mr. Johansson’s prolific technical background in automotive and other industries, combined with his extensive board experience, support his re-election to the Board.

Leif Johansson

Leif Johansson, age 72, has been a director of Autoliv since February 2016, and is a member of the Leadership Development and Compensation Committee and Chair of the Nominating and Corporate Governance Committee. From 1997 to 2011, Mr. Johansson served as President and Chief Executive Officer of The Volvo Group. Before joining Volvo, Mr. Johansson held various positions at AB Electrolux, and served as its President and Chief Executive Officer from 1994 to 1997. Mr. Johansson previously served as the Chairman of the Board of Astra Zeneca PLC between June 2012 and June 2023, as Chairman of the Board of Telefonaktiebolaget LM Ericsson between 2011 and March 2018, and on the Board of SCA AB, a Swedish public company, from 2010-2016. In addition to his service on public company boards, Mr. Johansson is currently Chairman of AB Aphrae, his family company, Chairman of Ecolean AB (a private Swedish company), a board member of the Knut and Alice Wallenberg Foundation, a board member of Skansen Technologies (a private Swedish Company), and a member of the Royal Swedish Academy of Engineering Science. Mr. Johansson holds a Master of Science in Engineering from Chalmers University of Technology in Gothenburg, Sweden.

The Board believes that Mr. Johansson’s extensive executive and directorial experience on several international companies in the automotive, manufacturing and technology industries, combined with the knowledge gained through his service on various industry, economic and advocacy organizations, support his re-election to the Board.

DIRECTOR SINCE: 2016 AGE: 72

Autoliv	16	2024 Proxy Statement

Franz-Josef Kortüm

Franz-Josef Kortüm, age 73, has been a director of Autoliv since March 2014, the Lead Independent Director between May 2021 and May 2022, and is a member of the Nominating and Corporate Governance Committee. Prior to joining Autoliv, Mr. Kortüm was Chief Executive Officer of Webasto SE, a producer of automobile roof systems and climate control systems for automobiles, boats, and other vehicles, from 1998 to 2012, after joining the company in 1994. Mr. Kortüm was Chief Executive Officer of Audi AG from 1993 to 1994 and, prior to joining Audi, had a 16-year career with what is today Mercedes-Benz Group AG in a variety of positions. In addition to his extensive management experience, Mr. Kortüm is a Member of the Advisory Board of Brose Fahrzeugteile GmbH & Co. KG since April 2005, and he has formerly served as Vice Chairman of the Supervisory Board of Webasto SE since 2013 and as its Chairman since 2018 until August 2020, , as a Member of the Supervisory Board of Wacker Chemie AG, a German public company, and Chair of its Audit Committee since 2003 until May 2023, and as a Member of the Supervisory Board of Schaeffler AG from 2010 to March 2014. From 2004 to 2012, Mr. Kortüm was a Member of the Managing Board of the VDA (German Association of the Automotive Industry). Mr. Kortüm has an MBA-equivalent degree in Business Administration from the University of Regensburg in Germany.

The Board believes that Mr. Kortüm brings a breadth of knowledge and skills related to the automotive industry to the Board. In addition, his corporate governance experience gained through his service on other boards support his re-election to the Board.

DIRECTOR SINCE: 2014 AGE: 73

Frédéric Lissalde

Frédéric Lissalde, age 56, has been a director of Autoliv since December 2020 and is the Chair of the Leadership Development and Compensation Committee and is a member of the Nominating and Corporate Governance Committee. Mr. Lissalde is President, Chief Executive Officer, and a member of the board of directors of BorgWarner Inc. since August 2018. Mr. Lissalde has held positions of increasingly significant responsibility during his career with BorgWarner since he joined in 1999. He previously served as Executive Vice President and Chief Operating Officer and before that, President and General Manager of BorgWarner Turbo Systems. Prior to joining BorgWarner, Mr. Lissalde held positions at Valeo and ZF in several functional areas in the United Kingdom, Japan, and France. Mr. Lissalde holds a Master’s of Engineering degree from ENSAM - Ecole Nationale Supérieure des Arts et Métiers - Paris, and an MBA from HEC Paris. He is also a graduate of executive courses at INSEAD, Harvard, and MIT.

The Board believes that Mr. Lissalde’s deep experience in the automotive industry as well as his experience with companies and institutions around the globe support his re-election to the Board.

DIRECTOR SINCE: 2020 AGE: 56

Autoliv	17	2024 Proxy Statement

DIRECTOR SINCE: 2011 AGE: 68

Xiaozhi Liu

Xiaozhi Liu, age 68, has been a director of Autoliv since November 2011 and is a member of the Leadership Development and Compensation Committee. Dr. Liu has been a member of the board of directors of Johnson Matthey PLC since April 2019. She previously served on the board of directors of Anheuser-Busch InBev SA/NV from April 2019 through April 2023. She also previously served as an independent director of Fuyao Glass Industry Group, a public company listed in Shanghai and Hong Kong, from October 2013 until October 2020. Dr. Liu began her career in the automotive industry in General Motor’s (“GM“) Delphi operations and has since worked in various executive positions in Germany, China, and the U.S., where she rose to the position of Director of Electronics, Controls & Software for GM in Detroit, Chief Engineer and Chief Technology Officer of GM in China and Chairman and Chief Executive Officer of GM Taiwan. Between 2005 and 2006, she was the Chief Executive Officer and Vice Chairman of Fuyao Glass Industry Group Co. Ltd. In 2007, she became the President and Chief Executive Officer of NeoTek China, a supplier of automotive chassis and transmission parts, and served as Chairman of the company’s board of directors from 2008 through 2011. In 2009, she founded, and is the Chief Executive Officer of, her own company, ASL Automobile Science & Technology (Shanghai) Co., Ltd., which introduces and implements globally advanced technologies to Chinese companies. She has a Ph.D. and master’s degree in Chemical Engineering and Electrical Engineering, respectively, from Friedrich-Alexander University in Erlangen- Nuremburg, Germany and a bachelor’s degree in Electrical Engineering from the Jiaotong University in Xian, China.

The Board believes that Dr. Liu brings a unique and valuable set of skills to the Board, based on a combination of her global experience in engineering and technology in Asia, North America, and Europe with her extensive management experience in the automotive industry. Dr. Liu’s knowledge and experience supports her re-election to the Board.

DIRECTOR SINCE: 2022 AGE: 42

Gustav Lundgren

Gustav Lundgren, age 42, has been a director of Autoliv since August 2022 and is a member of the Audit and Risk Committee. Mr. Lundgren is a partner of Cevian Capital which he joined in 2006. He holds a Master of Science in Economics and Business Administration from the Stockholm School of Economics.

Because of Mr. Lundgren’s relationship with Cevian, Cevian may be deemed to be an affiliate of the Company.

The Board believes that Mr. Lundgren’s financial expertise and exposure to a wide variety of large, global industrial companies through his investment research and management experience support his election to the Board.

Autoliv	18	2024 Proxy Statement

Martin Lundstedt

Martin Lundstedt, age 56, has been a director of Autoliv since May 2021 and is a member of the Leadership Development and Compensation Committee. He has served as President of AB Volvo, Chief Executive Officer of the Volvo Group, and a member of the Group Executive Board since October 2015. Before joining Volvo, Mr. Lundstedt held various positions at Scania since 1992, and served as its President and Chief Executive Officer from 2012 to 2015. Mr. Lundstedt is the Chairman of the Board of Permobil AB, a private Swedish company focused on developing advanced medical technology. Until 2021, he was a member of the Board of Directors of Concentric AB, a public Swedish company that is a leading global pump manufacturer. In addition to his service on public and private company boards, he is a Member of the Commercial Vehicle Board of the European Automobile Manufacturers’ Association (ACEA), a Member of the Board of Directors of the Confederation of Swedish Enterprise, a Member of the Board of Directors of the International Chamber of Commerce (ICC) Sweden, a Member of the Royal Swedish Academy of Engineering Sciences (IVA), and a Member of the European Round Table of Industry (ERT). He was also Co- Chairman of the UN Secretary-General’s High-Level Advisory Group on Sustainable Transport from 2015-2016. Mr. Lundstedt holds a Master of Science degree from Chalmers University of Technology in Gothenburg, Sweden.

The Board believes that Mr. Lundstedt’s deep experience in the automotive industry as well as his experience with companies and institutions around the globe support his re-election to the Board.

DIRECTOR SINCE: 2021 AGE: 56

Thaddeus J. “Ted” Senko

Thaddeus J. “Ted” Senko, age 68, has been a director of Autoliv since March 2018 and is the Chair of the Audit and Risk Committee. Prior to joining the Autoliv Board of Directors, Mr. Senko had an extensive career at KPMG LLP, a multinational professional services and accounting firm, from 1978 to 2017, providing enterprise risk management, compliance, and audit services to various public companies. At KPMG, he served as Audit Partner and SEC Reviewing Partner for eight years, Chief Audit Executive for four years, Global and National Partner in Charge of Internal Audit, Risk & Compliance Services for eight years, and was the initial leader of KPMG’s ESG practice for two years. Mr. Senko served as a member of the board of directors of Lightning eMotors Inc., and as the Audit Committee Chairman, from May 2021 through December 2023. Mr. Senko is also a member of the board of directors of USA Rare Earth, LLC, a private company, since August 2021. Mr. Senko served on the Board of Duquesne University, a private university with approximately 10,000 students, from 2007 to 2016, chairing the Audit and Finance Committee and serving on the Executive and University Advancement Committee. Mr. Senko received a bachelor’s degree in business administration from Duquesne University.

The Board believes Mr. Senko’s financial, regulatory and risk expertise, experience in various auditing leadership roles and exposure to a wide variety of large audit clients within the global business community support his re-election to the Board.

DIRECTOR SINCE: 2018 AGE: 68

THE BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Autoliv	19	2024 Proxy Statement

Corporate Governance

Stockholder Engagement Efforts

The Company engages with the Company’s stockholders throughout the year to ensure that management and the Board understand and consider the issues that matter most to them, to solicit their views and feedback on various matters, and to provide perspective on the Company’s policies and practices. During 2023, members of the Company’s management met with certain stockholders after each quarterly report to listen to their concerns and positions on a variety of topics, including performance, strategy, capital allocation, corporate governance, human capital management, compensation, environmental and sustainability efforts, and other matters. Management met with more than 600 investors representing more than 66% of the outstanding shares in 2023.

Sustainability Governance

Ultimate oversight of the Company’s sustainability activities lies with the Board of Directors. The Board sets the direction for sustainability strategy and regularly monitors progress of Autoliv’s sustainability strategy and targets through its Nominating and Corporate Governance Committee. The Board reviews and approves the Code of Conduct, Annual and Sustainability Report, and the Modern Slavery Act Statement.

The Nominating and Corporate Governance Committee receives quarterly reports and presentations from management on the sustainability program. Implementation responsibility for sustainability lies with the Executive Management Team (“EMT”). The EMT has appointed a Sustainability Board charged with providing direction and oversight. The Sustainability Board consists of the CEO and other EMT members and meets at least quarterly. The Sustainability Board reviews and approves Autoliv’s sustainability strategy as well as its annual and long-term plans, targets and policies for key topics, and monitors implementation. Responsibility for execution on sustainability activities and targets lies with the line organization and is regularly monitored through management reporting. According to Autoliv’s Key Behaviors, we expect every employee to take ownership on sustainability topics by proactively contributing with improvement ideas as well as by following company policies and standards.

Sustainability-related risks such as product safety, climate change, natural resources scarcity, environmental compliance, health and safety and other labor rights, business ethics, and supply chain sustainability are included in the overall enterprise risk management framework and regularly assessed how they relate to business risks such as legal proceedings, regulatory changes, contingent liabilities, supply chain disruptions, and operational disruptions.

Sustainability Program

Guided by our vision of Saving More Lives, the Company’s mission is to provide world class, life-saving solutions for mobility and society. Sustainability is an integral part of our business strategy and an important driver for market differentiation and stakeholder value creation, helping to ensure that our business will continue to thrive and contribute to sustainable development in the long term. To truly be a driving force in sustainable mobility, we strive to systematically assess and to manage key impacts, risks and opportunities to society and the environment related to our business, operations, products, and supply chain. We also engage with our customers to ensure that we are part of driving the transition to low-carbon and circular mobility, thus realizing new business potential.

The Company’s sustainability approach is based on four focus areas, each consisting of broad ambitions and more specific near-term targets. These areas represent the strongest links to business risks and opportunities as well as impacts on key stakeholder groups, society, and the environment. All areas represent global challenges where we believe that our work can make a positive difference, through our ways of working or by inspiring and collaborating with others. We are a signatory of the UN Global Compact and our work and policies such as the Code of Conduct are aligned with international frameworks such as the International Labour Organization (ILO) core conventions and the OECD Guidelines.

Autoliv	20	2024 Proxy Statement

Autoliv’s core business and sustainability work contributes to the realization of a number of United Nations Sustainable Development Goals (SDGs). Our core business directly contributes to reducing the number of road fatalities (SDG 3) and making transportation systems safer for everyone, including vulnerable road users (SDG 11). We actively support research and knowledge sharing that benefits developing markets (SDG 17). Our climate agenda will over time not only greatly reduce our own negative environmental impact (SDG 9, SDG 13) but help drive green innovation (SDG 12) among materials suppliers, vehicle manufacturers and energy providers (SDG 7). By proactively managing health and safety risks and labor rights (SDG 8), promoting diversity and inclusion (SDG 5) and holding all employees to the highest degree of ethical business standards (SDG 16), we lay the foundation for a high-performing organization where everyone has the means to speak up and drive improvement.

We encourage you to learn more about our activities and progress during 2023 by reading the Autoliv Annual and Sustainability Report 2023. You may find this and previous annual sustainability reports on our website at www.autoliv.com.

Human Capital Management

The Company’s drive for excellence is what makes Autoliv the world’s leading supplier of automotive safety systems. From the earliest stages of product development to sales and design to the final delivery of the finished product, Autoliv’s employees are driven by the Company’s mission to Save More Lives.

The successful execution of the Company’s strategies relies on its ability to shape a quality and performance-oriented culture, and to adapt quickly to sudden shifts in its circumstances, such as supply chain disruptions and geopolitical instability. As the Company moves forward, its workforce strives to respond with agility to new possibilities to grow and improve the Company’s business while delivering with excellence to its customers. The Company builds a winning team by focusing on creating a work environment that attracts, retains, and engages its employees. The Company’s employees take great pride in working together to provide safety solutions for mobility and society that work in real life situations, and the Company is always looking for new team members who share this passion. For additional information, see the Company’s corporate website at www.autoliv.com (which is not incorporated herein).

Autoliv	21	2024 Proxy Statement

Board Independence

The Board believes that, generally, it should have no fewer than seven and no more than eleven directors, absent special circumstances.

The Board has determined that all the director nominees, except Mr. Bratt, are independent directors under the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. In making its independence determinations, the Board reviewed (i) information regarding relevant relationships, arrangements or transactions between the Company and each director or parties affiliated with such director, (ii) Company records and (iii) publicly available information. In this regard, the Board considered the following relationships:

■	Mr. Bratt is not independent because he is a current officer of the Company.

■	Mr. Lundstedt is the President of Volvo AB and the Chief Executive Officer of The Volvo Group, a global truck and commercial vehicle manufacturer, and Autoliv is a supplier to The Volvo Group. The amount received from The Volvo Group did not exceed the greater of $1 million or 2% of The Volvo Group’s consolidated gross revenues. The Board of Directors has determined that Mr. Lundstedt is an independent director.

Other than as set forth above, the Board has determined that none of the independent directors has a relationship with the Company other than as a director and/or stockholder of the Company or a director of another company.

Retirement Age Policy and Non-Employee Director Tenure

It is the general policy of the Company that a director who has attained the age of 75 years during her or his term will not stand for re-election at the next annual meeting of stockholders. The Board of Directors may grant a waiver for a director to stand for re-election and, if such a waiver is granted, the reasons for that waiver will be disclosed in the relevant proxy statement. No such waiver has been granted for any of the directors of the Board.

For each director nomination recommendation, the Nominating and Corporate Governance Committee considers the issue of continuing director tenure and takes steps as may be appropriate to ensure that the Board maintains an openness to new ideas and a willingness to critically re-examine the status quo. An individual director’s repeated nomination is dependent upon such director’s performance evaluation, as well as a suitability review, each to be conducted by the Nominating and Corporate Governance Committee regarding each director nomination recommendation. The average tenure of the non-employee directors nominated for election at the Annual Meeting measured at the Annual Meeting date since first appointment is seven years and the median tenure is six years, with two new directors within the last three years.

Autoliv	22	2024 Proxy Statement

Board Refreshment

We routinely assess the composition of our Board to ensure we have the right mix of attributes, experiences, qualifications, and skills to maximize our Board’s potential. We believe the Company, our stockholders, and our partners benefit from continuity of longer-tenured directors complemented by the fresh perspectives of newer directors. Over the last five years, our Board has undergone significant refreshment, resulting in a lower average tenure.

	2019	2020	2021	2022	2023
New Directors	Min Liu	Frédéric Lissalde	Martin Lundstedt	Gustav Lundgren	—
		Laurie Brlas

Exiting Directors			Jim Ringler	Min Liu	—
			Dave Kepler

Core Director Skills

The Board considers the following to be nine (9) core skills necessary to effectively oversee management and implement the Company’s strategy. In addition, the Board values directors with experience successfully leading and serving on the boards of other large, complex businesses. Our director nominees bring an important mix of these core skills, as well as additional attributes and qualifications, such as diversity of gender, race, and/or ethnicity and background to our Board.

	Carlson	Bratt	Brlas	H. Johansson	L. Johansson	Kortüm	Lissalde	Liu	Lundgren	Lundstedt	Senko
Public Company Leadership/Board Experience	✔	✔	✔	✔	✔	✔	✔	✔		✔	✔
Automotive Industry Experience	✔	✔		✔	✔	✔	✔	✔		✔
Manufacturing/Operations Management	✔	✔	✔	✔	✔	✔	✔	✔		✔
International Business	✔	✔	✔	✔	✔	✔	✔	✔		✔
Finance/Accounting	✔	✔	✔	✔		✔			✔	✔	✔
Corporate Governance/ESG	✔	✔	✔		✔	✔	✔	✔		✔	✔
Technology/Digital		✔	✔	✔	✔			✔		✔	✔
Engineered Product Development	✔	✔		✔	✔	✔	✔	✔		✔
Strategic Leadership	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔

Autoliv	23	2024 Proxy Statement

The following definitions and reasoning were used in the skills/qualifications matrix:

■	Public Company Leadership / Board Experience: Experience as a public company board member, CEO, or other executive position with significant interaction with a public company’s Board of Directors. This experience is important to give insight about our strategic leadership, and appointing, overseeing, and assessing leadership.
■	Automotive Industry Experience: Experience at an executive level leading a business that produces automotive vehicles or supplies vehicle systems or components to automotive original equipment manufacturers.
■	Manufacturing/Operations Management: Experience at an executive level or expertise in managing a business or company that has significant focus on manufacturing and supply chain. This is relevant to assessing senior management’s role of effectively and efficiently operating our production and logistics operations.
■	International Business: Experience at an executive level overseeing international operations. This is important because we have international operations and our strategic plan includes a focus on continuing international growth.
■	Finance/ Accounting: Experience at an executive level or expertise with financial reporting, internal controls, finance companies, hedge funds, or public accounting. This is relevant to use because it assists our directors in understanding our financial statements, understanding our capital structure, and overseeing our financial reporting and internal controls.
■	Corporate Governance/ESG: Experience at an executive level or expertise with corporate governance of other U.S.-listed public companies, compliance, and/or ESG governance and reporting.
■	Technology/Digital: Experience at an executive level or expertise in the use of information technology, digital media, assessment of cybersecurity threats or other technology to facilitate business objectives. This is important to us as we look for ways to use technology to expand our business, protect our assets, and enhance our internal operations.
■	Engineered Product Development: Experience leading a business or company in which value is created from the development of complex products or technology. This is important to us because we sell complex, highly engineered products.
■	Strategic Leadership: Experience at an executive level or expertise in driving strategic direction and growth of an enterprise. This provides our directors with a practical understanding that can be used to evaluate management’s strategies and help develop strategies.

Onboarding and Continuing Education for Directors

All new directors follow an onboarding program that is approved by the Nominating and Corporate Governance Committee that includes meetings with management, review of key policies and programs, and visits to the Company’s key manufacturing and management locations. All directors are encouraged to pursue relevant educational programs for public company directors on key emerging topics and the Company highlights these opportunities for directors. Under the Corporate Governance Guidelines, the expenses relating to participating in pre-approved educational opportunities may be reimbursed by the Company.

Board and Committee Evaluations

The Board has an ongoing process in place to regularly assess its performance. A formal evaluation of the Board and its committees is conducted on an annual basis to solicit feedback and determine appropriate action based on that feedback. The Chair of the Nominating and Corporate Governance Committee leads the Board’s annual self-evaluation which considers the following topics among others:

■	Board/Committee oversight responsibilities
■	Board/Committee composition
■	Board/Committee effectiveness
■	Board/Committee materials
■	Board/Committee meeting effectiveness

Autoliv	24	2024 Proxy Statement

The results of the Board self-evaluation are reviewed by the full Board during an executive session. When appropriate, changes are implemented to improve Board performance and responsiveness. Similarly, the Board committees conduct their own self-evaluations led by that committee’s Chair and the results are reviewed in a committee meeting.

1.	Self-Evaluation Process and Materials Finalized: Proposed process and materials are reviewed and approved by the Nominating and Corporate Governance Committee in November of the year to be evaluated.

2.	Process Begins: Self-Evaluation materials for Board and Committees distributed in January with directions from the Chair of Nominating and Corporate Governance Committee.

3.	Feedback: Board self-evaluation feedback is provided directly to the Chair of the Nominating and Corporate Governance Committee; early feedback is provided directly to the Chairs of the committees.

4.	Formal Self-Evaluation/Findings: Board, and committee as relevant, holds a robust discussion of the feedback and findings in the February meetings.

5.	Follow-Up: If necessary, the Board or committee implements actions, as appropriate.

Board Leadership Structure and Risk Oversight

Board Leadership

The Board is responsible for selecting the Company’s Chairman of the Board (the “Chairman”) and Chief Executive Officer (the “CEO”). The Corporate Governance Guidelines permit the Board to determine the most appropriate leadership structure for the Company at any given time and give the Board the ability to choose a chairman that it deems best for the Company. The Board periodically evaluates the Company’s leadership structure to determine what structure is in the best interests of the Company and its stockholders based on the current circumstances and needs of the Company.

The Board currently has an independent, non-CEO Chairman. In May 2022, the Board determined that Mr. Carlson was independent after his separation from Veoneer with the sale of Veoneer in April 2022. The Board continues to believe it is in the Company’s best interests for Mr. Carlson to serve as Chairman because his familiarity with the Company’s business enables him to effectively lead the Board in its discussion, consideration, and execution of the Company’s strategy.

Autoliv	25	2024 Proxy Statement

Risk Oversight

The Board has overall responsibility for the oversight of risk management of the Company with various aspects of risk oversight delegated to its committees. The Company’s management team is responsible for the day-to-day management of the Company’s risk governance and risk programs. In its meetings, the Board receives regular reports from various Board committees and management, including the CEO, the CFO, and General Counsel, regarding the main strategic, operational, and financial risks the Company is facing and the steps that management is taking to address and mitigate such risks. Additionally, the Board receive periodic risk-related updates from other members of management as necessary. Below is a summary of the key risk oversight responsibilities that the Board has delegated to its committees.

■	Audit and Risk Committee: The Audit and Risk Committee is responsible for (i) monitoring financial risk and discussing risk oversight and management as part of its obligations under the NYSE’s listing standards; (ii) reviewing the Company’s disclosure controls and procedures, including those related to internally and externally disclosing cybersecurity risks and incidents; (iii) monitoring legal and regulatory risks and other compliance risks, including those related to ethical practices and information technology and cybersecurity; (iv) overseeing the Company’s independent accountants’ qualifications, independence and performance; (v) reviewing the performance of the Company’s internal audit department; and (vi) routine oversight of the Company’s risk management framework and practices with at least semi-annual reports to the Board. As part of its oversight of IT security/cybersecurity matters, the Audit and Risk Committee receives information on at least a quarterly basis, supplemented by a briefing from management on at least a semi-annual basis, on IT security/cybersecurity matters, including applicable updates on IT security/ cybersecurity training programs and the results of external assessments.

■	Leadership Development and Compensation Committee: The Leadership Development and Compensation Committee oversees the Company’s succession planning programs and policies related to recruiting, retaining, and developing management. The Leadership Development and Compensation Committee also has oversight responsibilities for the Company’s human capital management initiatives, including with respect to diversity, equity and inclusion, employee engagement, pay equity practices, and workplace health and safety and cultural initiatives. The Leadership Development and Compensation Committee periodically receives reports from management on the implementation and results of the Company’s human capital management programs. The Company also occasionally conducts employee feedback surveys designed to measure employee engagement and evaluate employee programs which the Leadership Development and Compensation Committee reviews. The Leadership Development and Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Leadership Development and Compensation Committee considered, among other things, the features of the Company’s compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and the Company’s compensation recoupment policy. The Leadership Development and Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not likely to have a material adverse effect on the Company. For additional information regarding compensation risk, see page 55 of this Proxy Statement.

■	Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee oversees our risks related to corporate governance practices and procedures, director independence, related party transactions, director succession planning and board composition, and sustainability, social, ethical, and environmental activities.

Board Meetings

The Board met four times during the year ended December 31, 2023. The Board also acted by written consent two times during the year. All directors serving during 2023 participated in at least 80% of the total number of meetings of the Board and committees on which they served. Following each of the meetings of the full Board, the independent directors met in executive session without management participating, for a total of four times in 2023.

Autoliv	26	2024 Proxy Statement

Board Compensation

Directors who are employees of the Company or any of its subsidiaries do not receive separate compensation for service on the Board or its committees. Non-employee directors receive an annual board retainer, and the non- employee Chairman of the Board also receives a supplemental annual retainer as described below. The committee chairs and committee members receive compensation in addition to the standard non-employee director retainer.

Our pay philosophy for non-employee directors is to focus on US peers for best attracting and retaining a global board, with median market pay-level positioning.

The Non-Employee Director Compensation Policy provides (i) for semi-annual payments in arrears for a service year that runs from annual meeting to annual meeting, and (ii) that more than one-half of the annual base retainer will be paid in the form of RSUs, which RSUs will be granted prospectively on the date of the annual meeting and will vest on the earlier of (a) the date of the next annual meeting, or (b) the one-year anniversary of the grant date. New non-employee directors appointed to the Board between stockholder meetings receive a pro-rated grant at the time of joining for the estimated number of full months served in the service year.

The Non-Employee Director Stock Ownership Policy specifies a guideline for each non-employee director to acquire and hold shares of the Company’s common stock or SDRs in an amount equivalent to five times the cash component of the annual Board retainer. Our Non-Employee Chairman is required to acquire and hold shares equivalent to five times the cash component of the Board retainer and the cash component of the Non-Employee Chairman annual supplement retainer. All non-employee directors elected prior to 2020 have achieved the guideline. All directors appointed in 2018 onward have six years to reach the ownership targets.

The Non-Employee Director Compensation Policy was updated effective May 2023 to include supplemental retainer fees for committee membership. Compensation levels for the non-employee directors elected in 2023 are as follows:

Annual Base Retainer	Cash	Restricted Stock Units (Grant Date Value)
All Non-Employee Directors	$127,500	$147,500
Annual Supplemental Retainers
Non-Employee Chairman	$85,000	$85,000
Lead Independent Director(1)	$40,000	—
Audit and Risk Committee Chair	$30,000	—
Leadership Development and Compensation Committee Chair	$20,000	—
Nominating and Corporate Governance Committee Chair	$20,000	—
Audit and Risk Committee Member	$10,000	—
Leadership Development and Compensation Committee Member	$7,500	—
Nominating and Corporate Governance Committee Member	$7,500	—

(1) No Lead Independent Director was appointed for the 2023-2024 Board service year.

Non-employee directors can elect to defer payment of a pre-determined percentage of their equity compensation under the Autoliv, Inc. 2004 Non-Employee Director Stock-Related Compensation Plan. In 2023, none of the directors elected to defer any of her or his equity compensation.

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The following table sets forth the compensation that our non-employee directors earned during the year ended December 31, 2023 for services rendered as members of the Board.

2023 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)(1)(2)
Jan Carlson	212,500	232,500	445,000
Laurie Brlas	139,167	147,500	286,667
Hasse Johansson	134,167	147,500	281,667
Leif Johansson	157,500	147,500	305,000
Franz-Josef Kortüm	132,500	147,500	280,000
Frédéric Lissalde	157,500	147,500	305,000
Xiaozhi Liu	132,500	147,500	280,000
Gustav Lundgren	134,167	147,500	281,667
Martin Lundstedt	132,500	147,500	280,000
Ted Senko	164,167	147,500	311,667

(1)	The cash portion of director compensation is set in USD and converted to each director’s local currency, as applicable, at the then-current exchange rate on the date of payment. Reflects compensation earned for the calendar year.
(2)	Reflects the grant date fair value calculated in accordance with FASB Topic 718 of RSUs which vest in one installment on May 10, 2024, subject to continued service on the vesting date and certain exceptions.

Corporate Governance Guidelines and Codes of Conduct

The Board has adopted:

■	Corporate Governance Guidelines to guide the Board in the exercise of its responsibilities.
■	Code of Conduct that applies to all employees of the Company and to members of the Board (the “Code”). The Code constitutes a “code of ethics” as defined by the rules of the SEC.
■	Related Person Transactions Reporting and Approval Policy (the “Related Person Transactions Policy”).

The Company’s Corporate Governance Guidelines, the Code, the Related Person Transactions Policy, and any amendments or waivers related thereto, are posted on the Company’s website at www.autoliv.com – Company – Governance – Corporate Policies and can also be obtained from the Company in print by request using the contact information below.

Political Contributions and Lobbying

Under the Company’s Corporate Governance Guidelines, the Company will not make political contributions from corporate resources to any political party, candidate, or holder of public office, or political committee in violation of any federal, state, local, or foreign law. This includes monetary contributions as well as in-kind contributions. The Nominating and Corporate Governance Committee must approve in advance any contribution made by the Company. Directors may not make personal political contributions on behalf of, or in the name of, the Company or its subsidiaries. Directors will not be reimbursed or otherwise compensated for any personal political contributions.

Policy on Attending the Annual Meeting

Under the Company’s Corporate Governance Guidelines, the Company’s policy is for all directors to attend the Annual Meeting. All directors elected at the 2023 annual meeting of stockholders participated in the 2023 annual meeting of stockholders.

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Related Person Transactions

As a general matter, the Company prefers to avoid related person transactions (as defined below). The Company recognizes, however, that certain related person transactions may not be inconsistent with the best interests of the Company and its stockholders. The Company’s policy is that all related person transactions must be reviewed and pre-approved by the Audit and Risk Committee. As provided in the Related Person Transactions Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any “Related Person” (as defined in the Related Person Transactions Policy) had, has or will have a direct or indirect material interest with certain exceptions. In determining whether to approve a related person transaction, the Audit and Risk Committee considers all of the known relevant facts and circumstances, including the benefit of the transaction to the Company, the terms of the agreement with the Related Person, the possible impact on a director’s independence, the availability of other sources for goods or services comparable to those provided by the Related Person, and any other information regarding the transaction or the Related Person that may be material.

Agreements with Stockholders

Cooperation Agreement with Cevian

On March 1, 2019, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Cevian Capital II GP Limited (“Cevian”), pursuant to which the Company agreed to nominate Ms. Min Liu for election to the Board at the 2019 annual meeting of stockholders. The Company agreed to nominate Ms. Min Liu or a replacement designee of Cevian at future annual meetings of Autoliv to elect directors, subject to the terms and conditions of the Cooperation Agreement. Ms. Min Liu resigned from the Board in August 2022 at which time Mr. Gustav Lundgren was appointed to the vacant position in accordance with the Cooperation Agreement.

The nomination of Mr. Lundgren for election at the 2024 annual meeting of stockholders and his inclusion on future slates of directors during the Standstill Period (defined below) is conditioned upon Cevian owning at least 8% of the outstanding shares of common stock of the Company. Mr. Lundgren will offer his resignation from the Board if Cevian no longer owns at least 8% of the then-outstanding shares of common stock of Autoliv.

Under the terms of the Cooperation Agreement, Cevian agreed to certain standstill restrictions including restrictions on Cevian (i) acquiring more than 19.9% of the common stock of Company, (ii) soliciting or granting proxies to vote shares of the Company’s common stock, (iii) initiating stockholder proposals for consideration by the Company’s stockholders, (iv) nominating directors for election to the Board, (v) making public announcements or communications regarding a plan or proposal to the Board, including its management plans, and (vi) submitting proposals for or offers of certain extraordinary transactions involving the Company, in each case, subject to certain qualifications or exceptions.

The foregoing standstill restrictions began upon Ms. Min Liu’s election to the Board and terminate automatically upon the earliest of (i) 30 days following the time Mr. Lundgren (or his replacement, as applicable) no longer serves on the Company’s Board, (ii) the fifth business day after Cevian delivers written notice the Company of a material breach of the Cooperation Agreement by the Company if such breach is not cured within the notice period, (iii) the announcement by the Company of a definitive agreement with respect to certain transactions that would result in the acquisition by any person or group of more than 50% of the outstanding shares of the Company’s common stock, or (iv) the commencement of certain tender or exchange offers which if consummated would result in the acquisition by any person or group of more than 50% of the outstanding shares of the Company’s common stock (the “Standstill Period”). The Cooperation Agreement will terminate upon the expiration of the Standstill Period or any other date established by mutual written agreement of the parties.

The Cooperation Agreement contains mutual non-disparagement provisions and requires Cevian to keep confidential any non-public information it receives by reason of Mr. Lundgren’s role as a director and to abstain from trading in securities in violation of applicable law while in possession of confidential or material non-public information. The Cooperation Agreement is governed by Delaware law. The parties agree that any legal action related to the Cooperation Agreement will be brought in the federal or state courts located in Wilmington, Delaware.

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Communicating with the Board

Any stockholder or other interested party who desires to communicate with the Board, the Chairman, or the independent directors regarding the Company can do so by writing to such person(s) at the following address:

Board/Independent Directors c/o Executive Vice President Legal, Affairs; General Counsel; and Secretary
Autoliv, Inc., Box 70381
SE-107 24 Stockholm, Sweden
E-mail: legalaffairs@autoliv.com

Communications with the Board or the independent directors may be sent anonymously and are not screened. Such communications will be distributed to the specific director(s) requested by the stockholder or interested party, to the Board, or to sessions of independent directors as a group.

Committees of the Board

There are three standing committees of the Board: the (i) Audit and Risk Committee, (ii) Leadership Development and Compensation Committee, and (iii) Nominating and Corporate Governance Committee. The Board has determined that all members of the Board’s standing committees qualify as independent directors under the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. While no formal policy exists regarding the attendance of the CEO and the Chairman at committee meetings, the practice of the Board is that the CEO and the Chairman are routinely invited to attend committee meetings and excuse them when matters relating to them are discussed or when the committees go into executive session. The following table shows the composition of the committees of the Board:

Present
Ted Senko (Chair)
Audit and Risk Committee	Laurie Brlas Hasse Johansson Gustav Lundgren

Frédéric Lissalde (Chair)
Leadership Development and Compensation Committee	Leif Johansson Xiaozhi Liu Martin Lundstedt

Leif Johansson (Chair)
Nominating and Corporate Governance Committee	Laurie Brlas Franz-Josef Kortüm
Frédéric Lissalde

The Audit and Risk Committee appoints, subject to stockholder ratification, the Company’s independent registered public accounting firm and is responsible for the compensation, retention and oversight of the work of the independent registered public accounting firm and for any special assignments given to such auditors. The Audit and Risk Committee reviews the independence of the independent registered public accounting firm and considers whether there should be a regular rotation of the independent registered public accounting firm. The Audit and Risk Committee also evaluates the selection of the lead audit partner, including their qualifications and performance. The Audit and Risk Committee also (i) reviews the annual audit and its scope, including the independent registered public accounting firm ’ letter of comments and management’s responses thereto; (ii) reviews the performance of the independent registered public accounting firm, including the lead audit partner; (iii) approves any non-audit services provided to the Company by its independent registered public accounting firm; (iv) reviews possible violations of the Company’s business ethics and conflicts of interest policies; (v) reviews any major accounting changes made or contemplated; (vi) reviews the effectiveness and efficiency of the Company’s internal audit staff; and (vii) monitors financial risk and discusses risk oversight and management as part of its obligations under the NYSE’s listing standards and provides routine oversight

Autoliv	30	2024 Proxy Statement

of the Company’s risk management program framework and practices. The Audit and Risk Committee also oversees cybersecurity, receiving quarterly cybersecurity updates from Autoliv’s management team. Additionally, the Audit and Risk Committee reviews and oversees the Company’s compliance with applicable data privacy regulations. The Audit and Risk Committee confirms that no restrictions have been imposed by Company personnel on the scope of the independent registered public accounting firm’s examinations. The Audit and Risk Committee is also responsible for the review and approval of related person transactions. Members of this committee are Mr. Senko (Chair), Ms. Brlas, Mr. H. Johansson, and Mr. Lundgren. The Audit and Risk Committee met eight times in 2023.

The Leadership Development and Compensation Committee advises the Board with respect to the compensation to be paid to the directors and executive officers of the Company and is responsible for approving the terms of contracts for the senior executives of the Company. The committee also administers the Company’s cash and stock incentive plans and reviews and discusses with management the Company’s Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement. The Leadership Development and Compensation Committee assists the Board in developing principles and policies related to management succession and the recruiting, motivation, education, diversity, retention, and ongoing development of senior management. Members of this committee are Mr. Lissalde (Chair), Mr. L. Johansson, Dr. Liu, and Mr. Lundstedt. The Leadership Development and Compensation Committee met four times in 2023 and acted by written consent twice.

The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to serve as members of the Board and assists the Board by reviewing the composition of the Board and its committees, monitoring a process to assess Board effectiveness, and developing and implementing the Company’s Corporate Governance Guidelines. The committee also reviews sustainability, social, ethical, and environmental activities of the Company. The Nominating and Corporate Governance Committee will consider stockholder nominees for election to the Board if timely advance written notice of such nominees is received by the Secretary of the Company at its principal executive offices in accordance with the By-Laws. Members of this committee are Mr. L. Johansson (Chair), Ms. Brlas, Mr. Kortüm, and Mr. Lissalde. The Nominating and Corporate Governance Committee met four times in 2023 and acted by written consent twice.

The Board may establish such other committees as it deems appropriate, in accordance with the Company’s By-laws. In 2019, the Board formed the Funding Committee, which is not a standing committee but a special committee that meets only as needed. The sole purpose is to act on behalf of the Board with respect to renewals and issuances under the Company’s European Medium Term Note Programme. The members of the Funding Committee are Dr. Liu, Mr. Kortüm, and Mr. Senko. No compensation is paid for service on this special committee. The Funding Committee acted by written consent once in 2023.

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Audit and Risk Committee Report

The Audit and Risk Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, the financial reporting process, internal controls, legal and regulatory compliance program, and risk management, including those relevant to the Company’s information technology environment. The committee is directly responsible for the selection, appointment, compensation, retention, and oversight of the independent registered public accounting firm.

The Audit and Risk Committee acts pursuant to a written charter. The committee’s current charter is posted on the Company’s website at www.autoliv.com – Company – Governance –Committees and can also be obtained free of charge in print by request from the Company using the contact information below. Each member of the Audit and Risk Committee is “independent” as defined in, and is qualified to serve on the committee pursuant to, the rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. Each member is financially literate and possesses accounting or related financial management expertise, and Mr. Senko and Ms. Brlas have each been determined by the Board to qualify as an “audit committee financial expert” as defined by the SEC. Pursuant to the charter of the Audit and Risk Committee, no member of the Audit and Risk Committee may serve on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such Audit and Risk Committee member to effectively serve on the Audit and Risk Committee.

Meeting agendas are established by the Audit and Risk Committee Chair. In 2023, the Audit and Risk Committee held separate private sessions with the Independent Registered Public Accounting Firm Partners, Vice President of Group Internal Audit, and the Chief Financial Officer.

The Audit and Risk Committee is responsible for reviewing with management the Company’s disclosure controls and procedures related to internally reporting and processing information and cybersecurity risks and incidents to ensure that such information is reported to the appropriate personnel to enable senior management to make timely and appropriate disclosure decisions with respect to such information. The committee also oversees the general compliance and information security compliance training programs. In implementing its oversight, the Audit and Risk Committee receives at least quarterly updates from senior management.

The Audit and Risk Committee discussed with the independent registered public accounting firm the matters required to be discussed under the applicable auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Company’s independent registered public accounting firm provided to the Audit and Risk Committee the written disclosures required by the PCAOB’s applicable requirements regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence. The Audit and Risk Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit and Risk Committee reviews and oversees the independence of the independent registered public accounting firm and has concluded that the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence. The Audit and Risk Committee evaluates the performance of the independent registered accounting firm and is satisfied with its performance.

The Audit and Risk Committee reviews the Company’s financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit and Risk Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the Company’s management and independent registered public accounting firm. The Company’s management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the U.S. Ernst and Young AB has been retained as the Company’s independent registered public accounting firm continuously since May 1997 and in the same capacity for Autoliv AB since 1984. The members of the Audit and Risk Committee and our Board recommend the continued retention of Ernst and Young to serve as the Company’s independent registered public accounting firm for 2024.

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

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The Audit and Risk Committee can be contacted regarding accounting, internal accounting controls, auditing, compliance, or risk management matters as follows:

The Audit and Risk Committee
c/o Executive Vice President, Legal Affairs; General Counsel; and Secretary
Autoliv, Inc., Box 70381
SE-107 24 Stockholm, Sweden
E-mail: legalaffairs@autoliv.com

Communications with the committee are not screened and can be made anonymously. The Chair of the committee will receive all such communications after it has been determined that the contents represent a message to the committee.

Ted Senko, Chair
Laurie Brlas
Hasse Johansson
Gustav Lundgren

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Nominating and Corporate Governance Committee Report

The Nominating and Corporate Governance Committee of the Board is responsible for identifying and recommending to the Board individuals who are qualified to serve as directors and contribute as Board committee members. The Nominating and Corporate Governance Committee further advises the Board on composition and procedures of committees and is responsible for maintaining the Company’s Corporate Governance Guidelines and overseeing the evaluation of the Board and its committees and members of the Company’s management. The Nominating and Corporate Governance Committee of the Board also periodically reviews the significant sustainability, social, ethical, and environmental activities of the Corporation.

The Nominating and Corporate Governance Committee acts pursuant to a written charter. A copy of the committee’s charter is available on the Company’s website at www.autoliv.com – Company – Governance –– Committees and can also be obtained free of charge in print by request from the Company using the contact information below. Each of the members of the committee is “independent” as defined in, and is qualified to serve on the committee pursuant to, the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC.

The Nominating and Corporate Governance Committee considered and recommended that Mr. Mikael Bratt, Ms. Laurie Brlas, Mr. Jan Carlson, Mr. Hasse Johansson, Mr. Leif Johansson, Mr. Franz-Josef Kortüm, Mr. Frédéric Lissalde, Dr. Xiaozhi Liu, Mr. Gustav Lundgren, Mr. Martin Lundstedt, and Mr. Ted Senko be nominated for election by the stockholders at the Annual Meeting. Ms. Brlas, Dr. Liu, and Messrs. Carlson, H. Johansson, L. Johansson, Kortüm, Lissalde, Lundgren, Lundstedt, and Senko are each “independent” as defined in the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC.

The Nominating and Corporate Governance Committee will consider a director candidate nominated by a stockholder provided such nomination is submitted to the committee within the period set forth in Article II, Section 6 of the By-Laws. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the candidate’s qualifications.

The Nominating and Corporate Governance Committee understands the importance of and seeks a Board of Directors of individuals with a diverse range of experiences, qualifications, views, and backgrounds. When considering possible candidates for election as a director, the committee evaluates whether a candidate has (i) attained a position of leadership in the candidate’s area of expertise, (ii) business and financial experience relevant to the Company, (iii) demonstrated sound business judgment, (iv) expertise relevant to the Company’s lines of business, (v) independence from management, (vi) the ability to serve on standing committees, and (vii) the ability to serve the interests of all stockholders. The committee also considers attributes such as diversity of race, ethnicity, gender, age, and cultural background when selecting director nominees and seeks director nominees that reflect the global operations of the Company. The current Board consists of directors who are citizens of, or reside in, multiple countries including China, France, Germany, Sweden, and the U.S. and include directors with a diverse range of backgrounds, perspectives, and management, operating, finance and engineering skills and experiences. The Nominating and Corporate Governance Committee continues to look for opportunities to further progress its diversity initiatives and attract qualified diverse candidates whose expertise and personal characteristics align with the Company’s long-term business strategy. Although the Company has not adopted specific targets, the Nominating and Corporate Governance Committee will continue to consider the level of representation of women and other diverse candidates on the Board when making recommendations for nominees to the Board.

The Nominating and Corporate Governance Committee periodically engages firms that specialize in identifying director candidates. The Nominating and Corporate Governance Committee also, from time to time, identifies potential director nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee collects and reviews publicly available information regarding the person to determine whether further consideration should be given to the person’s candidacy. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chair of the committee or another member of the committee will contact such person. Generally, if the person

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expresses a willingness to be considered to serve on the Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the candidate’s accomplishments and qualifications in light of the qualifications of any individuals the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have first-hand knowledge of the candidate’s accomplishments. The Nominating and Corporate Governance Committee’s evaluation process does not vary when a candidate is recommended by a stockholder. The Nominating and Corporate Governance Committee can be contacted as follows:

The Nominating and Corporate Governance Committee
c/o Executive Vice President, Legal Affairs; General Counsel; and Secretary
Autoliv, Inc., Box 70381
SE-107 24 Stockholm, Sweden
E-mail: legalaffairs@autoliv.com

Communications with the committee are not screened and can be made anonymously. The Chair of the committee receives all such communications after it has been determined that the content represents a message to the committee.

Leif Johansson, Chair
Laurie Brlas
Franz-Josef Kortüm
Frédéric Lissalde

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Leadership Development and Compensation Committee Duties, Procedures and Policies

The Leadership Development and Compensation Committee acts pursuant to a written charter. The charter is posted on the Company’s website at www.autoliv.com – Company – Governance –Committees and can also be obtained free of charge in print by request from the Company using the contact information below. Each member of the Leadership Development and Compensation Committee has been determined by the Board to be “independent” as defined in, and is qualified to serve on the committee pursuant to, the rules of the NYSE, the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated by the SEC.

The Leadership Development and Compensation Committee is responsible for (i) reviewing annually the Company’s executive compensation plans in light of the Company’s goals and objectives of such plans; (ii) evaluating annually the performance of the Chief Executive Officer (“CEO”) in light of the goals and objectives of the Company’s executive compensation plans and, together with the other independent directors, determining, and approving the CEO’s compensation level based on this evaluation; (iii) evaluating annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation plans, and setting the compensation of such other executive officers based on this evaluation; (iv) evaluating annually the appropriate level of compensation for Board and committee service by non-employee directors; (v) reviewing and approving any severance or termination arrangements to be made with any executive officer of the Company; (vi) reviewing perquisites or other personal benefits to the Company’s executive officers and directors and recommending any changes to the Board; (vii) developing the Company’s plans for management succession and recruiting, retaining, and developing management; (viii) reviewing and discussing with management the CD&A, beginning on page 46 of this Proxy Statement, and based on that review and discussion, recommending to the Board that the CD&A be included in the Company’s annual proxy statement or annual report on Form 10-K; (ix) preparing the Leadership Development and Compensation Committee Report for inclusion in the annual proxy statement or annual report on Form 10-K; (x) reviewing the description of the Leadership Development and Compensation Committee’s process and procedures for the consideration and determination of executive officer and non-employee director compensation to be included in the Company’s annual proxy statement or annual report on Form 10-K; (xi) reviewing the results of the most recent stockholder advisory vote on executive compensation and recommending to the Board the frequency of such vote; and (xii) performing such duties and responsibilities as may be assigned by the Board under the terms of the Company’s general compensation plans and other employee benefit plans, including oversight of compensation-related risk to the Company and pay equality.

The Leadership Development and Compensation Committee from time to time uses independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation. Since 2021, the Leadership Development and Compensation Committee has engaged Meridian Compensation Partners (“Meridian”) as its independent advisor with respect to executive and non-employee director compensation matters. The Company also engaged Willis Towers Watson Consulting AB (“Willis Towers Watson”) and Mercer Sweden AB (“Mercer”) to provide compensation survey data that was used in setting the 2023 executive compensation for the senior executive officers. For additional information regarding the role of Meridian, Towers Watson, and Mercer and the scope of their engagement, see pages 54-56 of this Proxy Statement.

The Leadership Development and Compensation Committee considered the independence of Meridian, Mercer, and Towers Watson under the SEC rules and NYSE listing standards. The Leadership Development and Compensation Committee also received a letter from each of Meridian, Mercer, and Towers Watson addressing their independence. The Leadership Development and Compensation Committee considered the following factors in determining the independence of the compensation consultants: (i) other services provided to the Company by each of the consultants; (ii) fees paid by the Company as a percentage of each consultant’s total revenue; (iii) policies or procedures maintained by the consultants that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Leadership Development and Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between the Company’s executive officers and Meridian, Mercer and Towers Watson or the individual consultants involved in the engagement. The Leadership Development and Compensation Committee discussed these independence factors and concluded that the work of Meridian, Mercer and Towers Watson did not raise any conflicts of interest.

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The Leadership Development and Compensation Committee may form subcommittees for any purpose it deems appropriate and may delegate to any subcommittee such power and authority as it deems appropriate provided that no subcommittee shall consist of fewer than two members and that the Leadership Development and Compensation Committee shall not delegate any power or authority required by any law, regulation or listing standard to be exercised by the Leadership Development and Compensation Committee as a whole. Under the Company’s 1997 Stock Incentive Plan, as amended and restated (the “1997 Plan”), the Leadership Development and Compensation Committee may, to the extent that any such action will not prevent the 1997 Plan from complying with applicable rules and regulations, delegate any of its authority thereunder to such persons as it deems appropriate. In addition, the Leadership Development and Compensation Committee has delegated to the CEO the authority to determine certain grants under the Company’s long-term incentive plan, subject to established grant limits. The Leadership Development and Compensation Committee reviews the compensation levels set by the CEO under the long-term incentive program.

The Leadership Development and Compensation Committee can be contacted as follows:

The Leadership Development and Compensation Committee
c/o Executive Vice President, Legal Affairs; General Counsel; and Secretary
Autoliv, Inc., Box 70381
SE-107 24 Stockholm, Sweden
E-mail: legalaffairs@autoliv.com

Communications with the committee are not screened and can be made anonymously. The Chair of the committee receives all such communications after it has been determined that the content represents a message to the committee.

Leadership Development and Compensation Committee Interlocks and Insider Participation
The Leadership Development and Compensation Committee is comprised exclusively of directors who have never been employed by the Company and who are “independent” as defined in the applicable rules of the NYSE, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC. No executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the Company’s Leadership Development and Compensation Committee. No executive officer of the Company served as a director of another entity, one of whose executive officers either served on the compensation committee of such entity or served as a director of the Company (i.e., no interlocks exist).

Leadership Development and Compensation Committee Report1

The Leadership Development and Compensation Committee has reviewed and discussed with management the Company’s CD&A and, based on such review and discussions, has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s 2023 Annual Report on Form 10-K.

Frédéric Lissalde, Chair
Leif Johansson
Xiaozhi Liu
Martin Lundstedt

1 The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

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The Swedish Corporate Governance Code

Swedish companies with shares admitted to trading on a regulated market in Sweden, including the Nasdaq Stockholm, are subject to the Swedish Corporate Governance Code (the “Swedish Code”). This is a codification of best practices for Swedish listed companies based on Swedish practices and circumstances. The Swedish Code follows a “comply or disclose” approach; its recommendations are not binding on companies but if its recommendations are not complied with, the deviation must be explained. A non-Swedish company listed in Sweden can elect to either apply the Swedish Code or the corresponding local rules and codes where the company’s shares have their primary listing or where the company is headquartered. As a Delaware corporation with its primary listing on the NYSE, the Company has elected to apply U.S. corporate governance rules and standards. This section and other parts of this Proxy Statement provide detailed information on various subjects covered by the Swedish Code.

In addition to, and consistent with, these statutory laws and regulations, Autoliv is governed by its own charter documents and internal standards and policies through its Restated Certificate of Incorporation, Third Restated By- Laws, Corporate Governance Guidelines, and the Autoliv Code of Conduct. These charter documents and internal standards and policies guide and assist the Board in the exercise of its responsibilities and reflect the Board’s commitment to fostering a culture of integrity and monitoring the effectiveness of policy and decision-making, both at the Board and management level. The Board views corporate governance as an integral part of the basic operations of the Company and a necessary element for long-term, sustainable growth in stockholder value.

Forward-Looking Statements

This Proxy Statement contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events, or developments that the Company or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance, or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements.

In some cases, you can identify these statements by forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “likely,” “might,” “would,” “should,” “could,” or the negative of these terms and other comparable terminology, although not all forward-looking statements contain such words.

Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation: general economic conditions; the disruptions and impacts relating to the ongoing conflict in the Red Sea and between Russia and Ukraine on the Company’s financial condition, business operations, operating costs, liquidity, competition and the global economy; changes in light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier; global supply chain disruptions including port, transportation and distribution delays or interruptions; supply chain disruptions and component shortages specific to the automotive industry or the Company; changes in general industry and market conditions or regional growth or decline; changes in and the successful execution of our capacity alignment, restructuring and cost reduction and efficiency initiatives and the market reaction thereto; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies; consolidations or restructuring or divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing negotiations with customers; successful integration of acquisitions and operations of joint ventures; successful implementation of strategic partnerships and collaborations; our ability to be awarded new business; product liability, warranty and recall claims and investigations and other litigation, civil judgements or financial penalties and customer reactions thereto; higher expenses for our pension and other postretirement benefits including higher funding needs for our pension plans; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims and the availability of insurance with respect to such matters; our ability to protect our intellectual property rights; negative impacts of antitrust investigations or other governmental investigations

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and associated litigation relating to the conduct of our business; tax assessments by governmental authorities and changes in our effective tax rate; dependence on key personnel; legislative or regulatory changes impacting or limiting our business; political conditions; our ability to meet our sustainability targets, goals and commitments; political conditions; dependence on and relationships with customers and suppliers; the conditions necessary to hit or mid- and long-term financial and greenhouse gas emission targets; and other risks and uncertainties identified in Item 1A “Risk Factors” in our Annual Report for the fiscal year ended December 31, 2022 and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report for the fiscal year ended December 31, 2023.

For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

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Executive Officers of the Company

Set forth below is information regarding the current executive officers of the Company who are not also directors (information about Mr. Mikael Bratt, President and Chief Executive Officer, can be found on page 14 of this Proxy Statement):

CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT, FINANCE SINCE: 2020 AGE: 51

Fredrik Westin

Fredrik Westin, age 51, Chief Financial Officer and Executive Vice President, Finance since May 2020. From 2015 through 2020, Mr. Westin served as Chief Financial Officer at Sandvik Mining and Rock Technology, The Netherlands. Mr. Westin served as Chief Financial Officer and Vice President of Finance, Information Technology, Integration & Change Office for Johnson Controls’ Global Automotive Interiors business from 2014 to 2015, based in Japan. Prior to that, Mr. Westin held roles with Johnson Controls in Germany, China, and Japan from 2006 to 2014. Mr. Westin began his career with Volkswagen in 1998 and served in various leadership roles with WestLB from 2002 through 2006. Mr. Westin holds an MBA from Insead, France, and an MSc in Mechanical Engineering from RWTH Aachen, Germany.

EXECUTIVE VICE PRESIDENT, LEGAL AFFAIRS, GENERAL COUNSEL, AND SECRETARY SINCE: 2018 AGE: 56

Anthony Nellis

Anthony Nellis, age 56, Executive Vice President, Legal Affairs, General Counsel, and Secretary since June 2018. From 2002 until his appointment to his current position, Mr. Nellis served in several positions in the Autoliv Legal Department with increasing responsibilities. Most recently, he served as Vice President Legal, Autoliv Passive Safety, a segment of Autoliv, between July 2014 until June 2018. He served as Vice President, Legal for Autoliv Asia from May 2010 until July 2014. Overlapping with that role, he served as the Interim Vice President, General Counsel, and Secretary from January 2014 to December 2014. Prior to joining Autoliv, Mr. Nellis was a commercial litigator with Kitch Drutchas from 1996 to 2002. Mr. Nellis has a B.A. from Alma College and a J.D. from the University of Detroit.

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EXECUTIVE VICE PRESIDENT, HUMAN RESOURCES AND SUSTAINABILITY SINCE: 2023 AGE: 56

Petra Albuschus

Petra Albuschus, age 56, Executive Vice President, Human Resources and Sustainability since November 2023. Ms. Albuschus previously served as Chief Human Resources Officer and a member of the management team of ICA Gruppen AB between 2015-2023 after serving as the Senior Vice President, Logistics of ICA Sverige AB between 2008 and 2015. Prior to that, Ms. Albuschus held roles of increasing responsibility with Procter & Gamble in the United Kingdom, Belgium, and Sweden. Ms. Albuschus served as a Board member of Electra Gruppen AB from April 2014 through May 2022 when the company merged with Elon Group AB. Ms. Albuschus has a Master’s Degree in Industrial Engineering and Management from Chalmers University of Technology in Gothenburg, Sweden.

EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER SINCE: 2018 AGE: 56

Jordi Lombarte

Jordi Lombarte, age 56, Executive Vice President and Chief Technology Officer since April 2018. Mr. Lombarte first joined Autoliv in 1992. During his career with Autoliv, he has held numerous positions of increasing responsibility. Prior to his current role, Mr. Lombarte served as Vice President Engineering of Autoliv Passive Safety, a segment of Autoliv, between April 2017 and April 2018. Prior to that, he served as Vice President Engineering, Autoliv Americas, a division, from August 2013 to April 2017 after serving as Global Senior Director of Seatbelt Development between September 2008 and August 2013. Mr. Lombarte has a Master’s Degree in Mechanical Engineering from Escola Tecnica Superior d’Enginyers Industrials de Terrasa.

EXECUTIVE VICE PRESIDENT, GLOBAL SUPPLY CHAIN MANAGEMENT SINCE: 2019 AGE: 53

Christian Swahn

Christian Swahn, age 53, Executive Vice President, Global Supply Chain Management since August 2019. He previously served as Senior Vice President of Purchasing for Volvo Bus Corporation from April 2016 until August 2019. From October 2013 to March 2016, he served as Purchasing Director of Industrial Market and Global Categories of SKF AB. Previous roles also include positions with Volvo Penta and Finnveden. Mr. Swahn holds a Master of Science in Mechanical Engineering from the KTH Royal Institute of Technology in Stockholm, Sweden and an Executive MBA from the School of Business, Economics and Law in Gothenburg, Sweden.

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EXECUTIVE VICE PRESIDENT QUALITY AND PROGRAM MANAGEMENT SINCE: 2023 AGE: 57

Jonas Jademyr

Jonas Jademyr, age 57, Executive Vice President Quality and Program Management since January 2023. Mr. Jademyr first joined Autoliv in February 2021 as Vice President and Head of Program Management. Prior to joining Autoliv, Mr. Jademyr had several roles with AB Volvo including Vice President, Head of Powertrain Product Management of Volvo Trucks between December 2020 and February 2021, Vice President, Head of Global Commercial Launches of Volvo Trucks between October 2018 and November 2020, Vice President, Head of Product Line FH between January 2017 and September 2018, Vice President, Head of Volvo Group Heavy Duty Powertrain Range between December 2016 and December 2017. Between November 2013 and November 2016, Mr. Jademyr served as Senior Vice President, Head of Quality, Safety & Sustainability of Volvo Construction Equipment and was a member of the Volvo Construction Executive Team. Mr. Jademyr is a member of the Board of Directors of Flexound Augmented Audio Oy, a private Finnish company, since September 2022. Mr. Jademyr holds an Engineering degree from Gothenburg Upper School of Technology, Gothenburg, Sweden and an MBA degree from Henley Business School, University of Reading, United Kingdom.

PRESIDENT, AUTOLIV AMERICAS SINCE: 2020 AGE: 56

Kevin Fox

Kevin Fox, age 56, President, Autoliv Americas since June 2020. Mr. Fox previously served as Vice President Operations for Autoliv South America from September 2018 until June 2020. He previously served as Managing Director/Plant Manager for Autoliv Automotive Safety Products between May 2016 and August 2018 and Plant Manager of the ITO facility from April 2011 until May 2016. Mr. Fox holds an MBA degree from Utah State University and a Bachelor of Science in Manufacturing Engineering from Oregon State University.

PRESIDENT, AUTOLIV EUROPE SINCE: 2023 AGE: 45

Magnus Jarlegren

Magnus Jarlegren, age 45, President, Autoliv Europe since June 2023. From August 2019 until June 2023, he served as Executive Vice President, Operations. Prior to joining Autoliv, Mr. Jarlegren was employed by Sandvik Coromant and various affiliates from 2024 until August 2019, first as Vice President of Production and then as Vice President of Supply. Prior to that, Mr. Jarlegren began his career in consulting, first with three years with Solving EFESO and then ten years with McKinsey & Co. Mr. Jarlegren studied Mechanical Engineering at Chalmers University of Technology in Gothenburg, Sweden.

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PRESIDENT, AUTOLIV ASIA SINCE: 2020 AGE: 56

Colin Naughton

Colin Naughton, age 56, President, Autoliv Asia since November 2020, Mr. Naughton first joined Autoliv in 1995 and has held several positions of increasing responsibility over that period. He most recently served as President, Japan/Asean since April 2020. Prior to that, he served as Vice President, Seatbelt Operations, Division Asia from May 2018 until April 2020 and as Vice President, Seatbelt Operations, Japan/Asean from January 2015 until May 2018. Mr. Naughton has also previously served as President, Japan/Asean and President, Thailand in the past and is very familiar with the Asia division’s management team. Mr. Naughton holds a Bachelor of Technology degree from the National University of Ireland, Galway.

PRESIDENT, AUTOLIV CHINA SINCE: 2022 AGE: 55

Sng Yih

Sng Yih, age 55, President, Autoliv China since January 2022. Mr. Yih joined Autoliv after serving as AP President of Lear E-Systems from September 2019 until January 2022, VP/GM of Tenneco Clean Air, Asia Pacific from April 2017 through August 2019, and VP/GM, Tenneco Clean Air, China from March 2015 to April 2017. Mr. Yih holds an MBA in Strategic Management from the Nanyan Business School in Singapore and a BSc. Economics and Sociology from the National University of Singapore.

VICE PRESIDENT, CORPORATE CONTROL SINCE: 2020 AGE: 57

Mikael Hagstrõm

Mikael Hagstrõm, age 57, Vice President, Corporate Control since September 2020. Mr. Hagstrõm joined Autoliv in August 2020 after a lengthy career with a variety of businesses in the Volvo Group. He most recently served as the Chief Financial Officer of DongFeng Commercial Vehicles in China, a joint venture of DongFeng Group and AB Volvo, between July 2016 and December 2019. Prior to that, he served as the Senior Vice President, Head of Corporate Financial Reporting for the Volvo Group between October 2006 and March 2016. Mr. Hagstrõm holds a B.Sc. in Business Administration from the Gõteborg University Business School of Economics in Sweden.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2023 for each person known by us to beneficially own more than 5% of our common stock, except where otherwise noted, and as of March 15, 2024 for (i) each of our directors and nominees; (ii) our named executive officers (as defined on page 46 of this Proxy Statement); and (iii) our directors, named executive officers and executive officers as a group.

	Common Stock Beneficially Owned(1)(2)
Name of Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Cevian Capital II GP Limited(3) 11-15 Seaton Place St. Helier, Jersey JE4 0QH, Channel Islands	9,319,667	11.3%
FMR LLC(4) 245 Summer Street Boston, MA 02210, USA	5,506,503	6.7%
Blackrock, Inc.(5) 50 Hudson Yards New York, NY 10001, USA	5,178,148	6.3%
Alecta Tjãnstepension Õmsesidigt(6) Regeringsgatan 107, SE-103 73 Stockholm, Sweden	4,704,200	5.7%
Directors
Jan Carlson	77,493	*
Laurie Brlas	5,242	*
Hasse Johansson	7,836	*
Leif Johansson	10,774	*
Franz-Josef Kortüm	11,442	*
Frédéric Lissalde	4,130	*
Xiaozhi Liu	12,820	*
Gustav Lundgren	926	*
Martin Lundstedt	3,305	*
Ted Senko	8,381	*
Named Executive Officers
Mikael Bratt	17,547	*
Fredrik Westin	5,458	*
Kevin Fox	2,657	*
Anthony Nellis	6,334	*
Sng Yih	5,286	*
All directors, named executive officers, and executive officers as a group (22 individuals)(7)	201,492	*

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* Less than 1%

(1)	Based on 82,387,761 shares of the Company’s common stock outstanding as of February 29, 2024, except as noted below. The figures in the table and notes thereto represent beneficial ownership and sole voting and investment power except where indicated.
(2)	Includes restricted stock units and performance stock units that vested on February 18, 19, and 21 and shares which the following individuals have the right to acquire upon exercise of options exercisable within 60 days: Kevin Fox – 200.
(3)	The number of shares owned was provided by Cevian Capital II GP Limited (“Cevian”) pursuant to its Form 4 filed with the SEC on August 31, 2022, indicating beneficial ownership as of August 31, 2022. Cevian reported sole power to vote and dispose of all such shares.
(4)	The number of shares owned was provided by FMR LLC (“Fidelity”) pursuant to its Schedule 13G filed with the SEC on February 9, 2024, indicating beneficial ownership as of December 31, 2023. Fidelity reported sole power to vote and dispose of all such shares.
(5)	The number of shares owned was provided by BlackRock, Inc., pursuant to its Schedule 13G filed with the SEC on January 29, 2024, indicating beneficial ownership as of December 31, 2023. BlackRock, Inc., reported sole power to vote 5,044,590 shares and sole dispositive power of 5,178,148 shares.
(6)	The number of shares owned was provided by Alecta Tjänstepension Ömsesidigtpursuant to Amendment No. 7 to its Schedule 13G filed with the SEC on January 17, 2024, indicating beneficial ownership as of December 31, 2023. Alecta Tjänstepension Ömsesidigtreported sole power to vote and dispose of all such shares.
(7)	Includes (i) 960 shares issuable upon exercise of options exercisable within 60 days and (ii) restricted stock units and performance stock units that vested on February 18, 19, and 21.

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Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation awarded to, earned by, or paid to each of the Company’s named executive officers during the last completed fiscal year, and discusses the principles and policies underlying our executive compensation decisions and the key factors relevant to an analysis of these decisions.

Our Named Executive Officers in 2023

In accordance with the relevant rules and regulations promulgated by the SEC, our named executive officers include anyone who served as the CEO or CFO during 2023, and three other executive officers who had the highest total compensation during 2023. A former executive officer who left the Company during 2023 is also included. The named executive officers for 2023 are the following:

■	Mikael Bratt (President and CEO)

■	Fredrik Westin (Executive Vice President, Finance and CFO)

■	Kevin Fox (President, Autoliv Americas)

■	Sng Yih (President, Autoliv China)

■	Anthony Nellis (Executive Vice President Legal Affairs, General Counsel and Secretary)

■	Frithjof Oldorff (Former President, Autoliv Europe)

Executive Summary

The following is a brief overview of the fiscal year 2023 compensation program for our named executive officers:

■	Total compensation for our named executive officers generally consists of base salary, annual non-equity incentives, long-term incentive (“LTI”) equity awards, retirement/pension-related benefits, and other benefits.

■	The Leadership Development and Compensation Committee (the “LDCC”) approved an LTI program that reflects market practice and aligns pay with our financial performance. The CEO received 100% of his LTI grant value in performance stock units (“PSUs”). For executive officers other than the CEO, seventy-five percent (75%) of the grant value consisted of PSUs and twenty-five percent (25%) of the grant value consisted of restricted stock units (“RSUs”).

■	The 2023 PSU award is comprised of the sum of one-year performance periods for each of the calendar years 2023, 2024, and 2025, each having annual goals related to EPS (60%), Relative Organic Sales Growth (25%) and the Company‘s Emissions of Greenhouse Gas (15%). Any earned 2023 PSUs cliff vest in the first quarter of 2026.

■	The LDCC first approved a performance criterion related to the Greenhouse Gas Emissions of the company in the 2021 PSUs in order to support the sustainability agenda and being carbon neutral in its own operations by 2030. This performance criterion is also included in the 2023 and 2024 PSUs.
■	The compensation of our named executive officers is significantly affected by our financial results.

	–	Our annual non-equity incentive awards for 2023 were based on Adjusted Operating Income (50%) and Adjusted Cash Conversion (50%). For executive officers in Division Europe, the 2023 non-equity incentive awards were based on Division Europe Adjusted Operating Income (50%), Adjusted Operating Income (25%), and Adjusted Cash Conversion (25%). As a result of the achievement of the performance goals and considering an adjustment approved by the LDCC, each executive officer outside our Europe Division earned 164% of the target payout, and executive officers in our Europe Division earned 105% of the target payout.

	–	Our PSU awards for 2021-2023 were based on the Company‘s Earnings Per Share (70%) and Order Intake (30%). As a result of achievement of the performance goals, each executive officer earned 83% of the target number of PSUs.

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■	Based on the 2023 compensation risk assessment, the LDCC concluded that our compensation programs do not create risks that are likely to have a material adverse effect on Autoliv.
■	The LDCC reviewed and approved amendments to the Company’s compensation recoupment policy to comply with NYSE listing standards that became effective on October 2, 2023. The Company’s compensation recoupment policy continues to permit the Board to recoup compensation in a broader set of circumstances than the minimum mandatory clawbacks required by the NYSE listing standard in relation to required accounting restatements.
■	Company retirement/pension contributions provided to our named executive officers are limited to defined contribution plans since 2022, while Messrs. Fox and Nellis continue to participate in legacy defined benefit plans where benefits are frozen.

Management Transitions

■	On May 30, 2023, the Company announced the appointment of Magnus Jarlegren as the Company’s new President, Europe effective as of June 1, 2023. Mr. Jarlegren succeeded Mr. Frithjof Oldorff who ceased to be an executive officer on May 31, 2023.

Compensation Philosophy

Our Compensation Philosophy for our executive management is set forth below.

Dimension	Description
Main Principles	The Company believes that to achieve its strategic and financial objectives, it is necessary to attract, motivate, and retain exceptional management talent. In addition, total compensation offered to our executive management should provide a shared responsibility for overall Company results which is aligned with the interests of the Company’s stockholders. Our compensation strategy is therefore based on principles of performance, competitiveness, and fairness.
Compensation Objectives

To meet our compensation philosophy, our executive compensation programs have the following objectives:

Objective A: Offer total compensation and benefits sufficient to attract, motivate, and retain the management talent necessary to ensure the Company’s continued success.

Objective B: Align the interests of the executives and the stockholders.

Objective C: Reward performance each year and over a sustained period using straightforward, pre-established metrics and goals to communicate our performance expectations.

Objective D: Encourage company-wide cooperation among members of the executive,divisional, and functional management teams and throughout the Company.

Compensation Mix	The Company seeks a balanced distribution of fixed and variable incentive compensation elements over time by using several components of compensation. Total compensation for our named executive officers consists of base salary, annual non-equity incentives, long- term equity incentives, retirement/pension, and other benefits. The Company believes that a balanced compensation structure focuses our executive officers on increasing long-term stockholder value while providing fewer incentives for undue risk in the short-term.
Component 1 Base Salary

Supporting Objective A

Purpose: Provides a set level of pay warranted by market practice for position and sustained individual performance. A competitive base salary is important to attract and retain an appropriate caliber of talent for the position.

Component 2 Short-Term Incentives

Supporting Objectives A, B, C, & D

Purpose: Recognizes short-term performance against established annual financial performance goals and creates focus and engagement in delivering results.

Annual non-equity incentive awards are always capped and directly tied to the Company’s and/ or divisional performance.

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Dimension	Description
Component 3 Stock Incentive

Supporting Objectives A, B, C & D

Purpose: Provides our executive officers with incentives to build longer-term value for our stockholders while promoting retention of critical executives and creating ownership alignment.

Component 4 Pension/Retirement and Other Benefits

Supporting Objective A

Purpose: Provides additional value for our executives by competitive and market-aligned benefits.

All newly hired or promoted senior executives participate in defined contribution plans rather than defined benefit plans.

Market and Market Position	The LDCC’s objective is to consider and, where appropriate, approximate the market median for base salaries as well as target total direct compensation of the relevant market data primarily linked to the country in which the named executive officer is located. The LDCC also may take a relevant international peer group comparison into account as a secondary input to compensation setting process.
How to Use Market Data

We objectively select relevant peer groups for benchmarking and consider the competitive environment of our significant operations and market locations to provide a compensation package that optimizes value to the participant and cost to the Company. The LDCC and management believe that it is their responsibility to use informed judgment as to individual compensation packages or pay levels that may occasionally deviate above or below our target pay strategy based on such factors as:

1.  Individual performance and potential relative to market.

2.  Long-term succession planning and talent management.

3.  Business conditions in our industry or the market overall as well as business or regulatory conditions in the executive’s area of responsibility.

4.  Cases where individuals are asked to step into new roles and responsibilities for specific projects or strategic initiatives.

Base Salaries

Initial base salaries are primarily a function of the LDCC’s assessment of (i) market compensation levels, (ii) the references made to base salary in our compensation philosophy for executive management, (iii) the compensation required to attract and retain the executive, and (iv) the Company’s need to fill the position either internally or externally. Also, in deciding compensation levels during the compensation review at the beginning of 2023, one of the LDCC’s objectives was for base salaries and target total direct compensation to approximate the market median of the relevant market data linked to the country in which the named executive officer is located. As part of the 2023 compensation review at the beginning of 2023, the LDCC increased base salaries for our named executive officers between 3.0% to 4.3%, consistent with general market practice, but also considering adjustments necessary to reflect an individual’s performance, responsibilities, and retention needs.

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Annual Non-Equity Incentives

Members of our executive management team, including our named executive officers, are eligible to earn an annual non-equity incentive award based on achievement against pre-established performance criteria. Market-based target payout opportunities are reflected as a percentage of the executive’s base salary, as set forth in the following table.

Annual Non-Equity Incentive Opportunity for Our Named Executive Officers in 2023
	Incentive as a % of Base Salary
Named Executive Officer	Threshold	Target	Maximum
Mikael Bratt President and CEO	0%	60%	120%
Fredrik Westin Executive Vice President and Chief Financial Officer	0%	50%	100%
Kevin Fox President, Autoliv Americas	0%	50%	100%
Sng Yih President, Autoliv China	0%	50%	100%
Anthony Nellis EVP Legal Affairs, General Counsel, and Secretary	0%	35%	70%
Frithjof Oldorff Former President, Autoliv Europe	0%	50%	100%

Our annual non-equity incentive award program used a limited number of performance criteria for many years. The Company believes that using a limited number of established metrics critical for the success of our business provides clear direction to our executives. In addition, the Company believes that a limited number of performance metrics enhances the transparency of our annual incentive program and provides easy-to-understand information to our investors. Finally, we believe that a limited number of metrics based on overall company performance rather than individual or local performance mitigates the risk of excessive risk-taking that could arise from individual performance- based incentives. We still believe this simple, transparent approach supports good corporate governance, a belief that is evidenced by the program operating with limited changes for several years.

The financial performance metrics for our 2023 annual non-equity incentive award program were as follows:

“Adjusted Operating Income”(1) — Reported US GAAP earnings before interest and taxes (EBIT), adjusted for costs related to antitrust matters and restructuring (capacity alignment). Fifty percent (50%) of the non-equity incentive award was based on Adjusted Operating Income.

Payments on Adjusted Operating Income achievement:

■	No annual incentive payment if the 2023 Adjusted Operating Income was equal to or less than 70% of the 2022 Adjusted Operating Income.
■	If the 2023 Adjusted Operating Income was equal to or more than 130% of the 2022 Adjusted Operating Income, the incentive payment would be equal to two times the target amount for the respective performance period, the maximum payout.
■	If the 2023 Adjusted Operating Income was between 70% and 130% of the 2022 Adjusted Operating Income, the incentive payment would be calculated through linear interpolation between said levels.
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“Adjusted Cash Conversion”(1) — Free Cash Flow (Operating Cash Flow minus Capex, net) in relation to Net Income expressed in percentage of and adjusted for effects from antitrust related matters, capacity alignment, and their related tax impacts. Fifty percent (50%) of the non-equity incentive award was based on Adjusted Cash Conversion.

Payments on Adjusted Cash Conversion achievement:

■	No annual incentive payment if the Adjusted Cash Conversion was equal to or less than 50%.
■	If the Adjusted Cash Conversion was equal to or more than 90%, the incentive payment would be equal to two times the target amount for the respective performance period, the maximum payout.
■	If the Adjusted Cash Conversion was between 50% and 90%, the incentive payment would be calculated through linear interpolation between said levels.

The LDCC may exercise its informed judgement, subject to the terms and conditions of the Company’s compensation plans, to propose certain adjustments to the outcomes of performance metrics. In 2023, the LDCC exercised such judgment, when approving the 2023 payout, to maintain focus on operating performance compared to assumptions reflected in the pre-established goals that remained unchanged. The Adjusted Cash Conversion performance was positively adjusted as described below to consider the one-time deferred tax asset relating to the ongoing reorganization of our global functions and European operations that was recognized in f 2023, which was unplanned when the goal for Adjusted Cash Conversion was established.

Actual Adjusted Operating Income for 2023 was $920 million, which was 154% of 2022 Adjusted Operating Income. Actual Adjusted Cash Conversion for 2023 was 64.3% but was positively adjusted by the LDCC, as described above to exclude the impact of the deferred tax asset recognized in 2023, to 75.5%. The performance outcome resulted in an annual non- equity incentive award of 164% of the target opportunity for named executive officers outside the Europe Division.

Mr. Oldorff, the former President, Autoliv Europe, and his successor, Mr. Jarlegren, participated in a slightly different 2023 annual non-equity incentive award program. That program had 25% based on Adjusted Operating Income, 25% based on Adjusted Cash Conversion, both as described above, and the remaining 50% was based on Europe Division Adjusted Operating Income.

“Europe Division Adjusted Operating Income”(1) — Europe Division Adjusted EBIT (reported US GAAP EBIT adjusted for costs related to Antitrust matters and restructuring (capacity alignment), and adjustments for IPU-fees and Brand Royalty fees).

Actual Europe Division Adjusted Operating Income for 2023 was above threshold but below target. Together with the Adjusted Operating income and Adjusted Cash Conversion for 2023, the performance outcome resulted in an annual non-equity incentive award of 105% of the target opportunity for participating executives in the Europe Division.

2023 Non-Equity Incentive Award Pay-outs

The amount of the non-equity incentive awards earned by our named executive officers has varied over the years, as reflected in the table below.

Annual Non-Equity Incentive Program Pay-Outs
Year	Pay-out % Target
2023	164% 105% (Europe Division)
2022	94%
2021	166%
2020	100%

(1)	For a reconciliation of these measures to financial measures derived in accordance with U.S. GAAP for the fiscal year ended December 31, 2023, Annex A.
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LTI Equity

LTI equity for our named executive officers and other key employees represents a significant part of their total compensation. In 2023, the LTI program had 339 participants, compared to 318 participants in 2022, and 309 participants in 2021.

For our executive officers, equity incentives granted since 2019 consist of both PSUs (75%) and RSUs (25%), except for our CEO who has been granted 100% PSUs since 2021. The LDCC determined 2023 grant levels by first reviewing competitive market pay levels and trends provided by its independent consultant, historical grant levels, and the recommendations of our CEO for grants to senior executives excluding himself (for more information, please refer to the “2023 Executive Compensation Decisions” section below). The LDCC also considered the total compensation of our named executive officers relative to the median levels of total compensation of our peer groups, subject to any modifications the LDCC believed appropriate based on individual performance, industry conditions, and other criteria as discussed in the “Compensation Philosophy” above. The LDCC delegated to the CEO the authority for the determination and allocation of certain grants below our named executive officers and other executives, subject to established grant limits and the LDCC’s review.

RSUs. We believe that RSUs provide a powerful tool to create executive ownership and retain valuable executives because:

■	RSUs are easy to communicate and understand;
■	Due to the three-year vesting schedule and regular annual overlapping grants, RSUs encourage the executive to stay with the Company or forfeit significant accumulated value; and
■	RSUs mitigate excessive risk-taking by focusing management on long-term value creation and ownership accumulation that provides alignment with stockholders.

RSUs granted in 2023 cliff-vest on the third anniversary of the grant date, subject to the grantee’s continued employment with the Company on such vesting date, subject to limited exceptions.

PSUs. We believe that PSUs focus and direct the efforts of our executives toward the attainment of critical strategic corporate objectives as well as further encourage employment retention because:

■	The performance metrics selected for the PSUs are reflected in our long-term value creation; and
■	Due to the three-year vesting period, PSUs similarly serve as a retention tool, encouraging the executive to continue with the Company or forfeit potential significant accumulated value.

PSUs granted in 2023 may be earned based on the Company’s achievement of performance goals related to EPS (60%), Relative Organic Sales Growth (25%), and Greenhouse Gas Emissions (15%). The LDCC believes these metrics support the Company’s strategic objectives and long-term stockholder value creation.

The 2023 PSU award is comprised of three one-year performance periods (Tranche A, Tranche B, and Tranche C), with goals for each tranche associated with full calendar years 2023, 2024 and 2025, respectively. Each tranche vests on or about the third anniversary of the grant date (during Q1 2026), subject to the named executive officer’s continued employment. At the beginning of 2023, the LDCC approved the goals for the first tranche (2023). The goals for tranches B (2024) and C (2025) will be set by the LDCC in the beginning of 2024 and 2025, respectively.

Treatment Upon Change in Control. All outstanding LTI equity awards are subject to “double-trigger” vesting acceleration in the event of a change in control (“CIC”), as is the LDCC’s intent for future awards, where awards assumed by the acquiring company in a CIC will become fully vested only upon the holder’s subsequent qualifying termination. If the awards are not assumed by the acquiring entity, then they will become fully vested upon the CiC.

Dividend Equivalents. All outstanding PSUs and RSUs have dividend equivalent rights. Provisions provide that any cash dividend paid with respect to our common stock for which the record date occurs on or after the grant date and the payment date occurs on or before the vesting date results in a credit of additional PSUs and RSUs, which additional PSUs and RSUs are subject to the same earnout and vesting schedule as the underlying PSUs and RSUs.

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How We Value Equity Awards. When internally assessing and communicating equity compensation, we use a model that assumes that the value of an RSU and a PSU at target performance level is the closing price for a share of our common stock on the NYSE on the last trading day before of the grant date.

Annual Grant Date. The annual grant date for our regular annual LTI equity awards is in the first quarter of the fiscal year, on the date of, or following publication of, our fourth quarter financial results. This is done to enhance corporate governance procedures and to avoid unintended burdens to participants because of routine “black-out periods,” as well as to avoid making awards in proximity to material nonpublic information that could impact award value.

Payout of 2021 PSUs. The performance period for the 2021 PSUs concluded on December 31, 2023, and the LDCC certified the level of achievement of the applicable performance goals in February 2024. The following tables outline our results relative to the established goals related to EPS and New Order Intake Level and the corresponding payout levels per Tranche:

Tranche A (2021)
	Weight	Threshold	Target	Max	Actual	Payout
Order Intake Level(1)(2)	30%	40%	44%	48%	50%	200%
Earnings Per Share	70%	4.5	6.5	8.5	5.02	26%
Final Payout						78%
Tranche B (2022)
	Weight	Threshold	Target	Max	Actual	Payout
Order Intake Level(1)(2)	30%	40%	44%	48%	40%	5%
Earnings Per Share	70%	4.0	6.0	8.0	4.4	20%
Final Payout						16%
Tranche C (2023)
	Weight	Threshold	Target	Max	Actual	Payout
Order Intake Level(1)(2)	30%	40%	44%	48%	47%	173%
Relative EPS Growth(3)	70%	4.0	6.0	8.0	7.0	148%
Final Payout						156%

(1)	Consistent with our public disclosure in our Annual Report for the fiscal year ended December 31, 2023, and quarterly earnings release presentations, we are disclosing approximate results for our order intake. Specific, unrounded results are not material to an understanding of the PSU program.
(2)	Order intake is calculated by comparing Autoliv’s projected average yearly sales for the lifetime of each program in relation to the projected average yearly sales for the lifetime of each program available for award in the market, expressed in%.
(3)	As compared to global light vehicle production (LVP) growth. Additional information and a reconciliation of EPS vs. LVP Growth to financial measures derived in accordance with U.S. GAAP for the fiscal year ended December 31, 2023, is set forth in Annex A to this Proxy Statement.

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Pension/Retirement and Other Post-Employment Benefits

Autoliv provides certain supplemental retirement/pension and other post-employment benefits, in addition to the mandatory benefits required by applicable national statutes and maintains defined benefit or defined contribution plans for our named executive officers that are competitive with customary local practice. The major terms are as follows:

Defined Contribution Programs (individual retirement investment from Company contributions). Since 2007, all newly hired senior executives participate only in defined contribution plans rather than defined benefit plans (except for certain senior executives that participated in location-specific defined benefit plans).

The Company contributes a percentage of each executive’s annual base salary to the plan, as follows. Defined contribution levels are determined by the LDCC after considering local market practices for executives in similar roles and therefore vary significantly.

Retirement–Defined Contribution Level
Name	Level of Contribution
Mikael Bratt	47% of base salary
Fredrik Westin	35% of base salary
Anthony Nellis Kevin Fox	See below
Sng Yih	None
Frithjof Oldorff	10% of base salary

Messrs. Fox and Nellis participated in a 401(k) plan available to U.S.-based employees in 2023. Under this plan, the Company made an employer matching contribution equal to 100% of the first 3%, and then equal to 50% of the next 2% of employee contributions (expressed as percentage of base pay), up to certain limits. Effective January 1, 2022, the plan introduced a non-elective contribution, which contributes an additional 2% of eligible earnings to the savings account. Messrs. Fox and Nellis also participate in a non-qualified defined contribution plan.

Defined Benefits Program. Messrs. Fox and Nellis participated in a U.S. tax-qualified defined benefit plan and an excess pension plan, which froze for the purpose of additional contributions effective December 31, 2021. Additional information regarding these plans is described later under “Pension Benefits”. Other than Messrs. Fox and Nellis, none of our named executive officers are parties to a defined benefit arrangement with the Company.

Retiree Medical Plan. Messrs. Fox and Nellis are eligible to participate in a retiree medical plan, available to all employees employed in the U.S. who were hired prior to January 1, 2004, at which time the plan was frozen to new participants. Effective from December 31, 2014, the retirement arrangement was adjusted so that eligible participants, including Messrs. Fox and Nellis, are covered by a Health Retirement Account (“HRA”), pursuant to which, upon attaining age 55 and a minimum of 15 years of service, the Company will provide an annual benefit of $3,000 to an HRA upon retirement prior to age 65 and an annual benefit of $875 to an HRA after age 65. This annual benefit will be reduced if the participant retires prior to age 60. If the annual benefit is not used by the participant during the year, the benefit is forfeited back to the company. This plan may be terminated at any time for both current employees and current retirees/participants with no obligation of benefit payout.

Termination/Severance Agreements. Named executive officers have agreements with the Company, pursuant to which they are entitled to certain severance benefits in the event of termination of employment. A detailed summary of the terms of these agreements is provided on page 68 of this Proxy Statement.

All severance benefits and equity acceleration related to a CIC of the Company are subject to double-trigger provisions that include consummation of a transaction and covered termination within a defined protected period. We do not provide tax gross-up protection for CiC excise taxes (i.e., U.S. taxes under Section 4999 of the United States Internal

Autoliv	53	2024 Proxy Statement

Revenue Code of 1986, as amended (the “U.S. Internal Revenue Code”) applied to change-in-control payments that exceed certain amounts under Section 280G) to our named executive officers.

Executive Compensation Responsibilities

Role of the LDCC

The LDCC annually reviews our named executive officers’ pay levels and target incentive opportunities versus the competitive market and considers information provided by (i) the independent consultant regarding trends, (ii) input from the Executive Vice President, Human Resources and Sustainability, (iii) the CEO’s recommendations for our named executive officers (other than himself), and (iv) other relevant factors as discussed above in the “Compensation Philosophy” section.

Role of the Independent LDCC Consultant

The LDCC regularly engages an independent advisor, who reports directly to the LDCC. The independent advisor attends routine meetings of the LDCC and provides independent perspective and advice to the LDCC on various aspects of the Company’s total compensation system and the market environment in which the Company operates. Additional information regarding the role of the LDCC’s advisor, Meridian, is found in the “2023 Executive Compensation Decisions” section.

Role of Data Providers to Management

Management periodically solicits data from third parties to ensure that the Company’s compensation program is competitive with compensation programs offered by the companies in its peer groups and companies in the markets in which the named executive officers are located. In setting the compensation at the beginning of 2023, Willis Towers Watson provided compensation survey data for executive roles based in the United States, China, and Germany. Mercer provided compensation survey data for executive roles based in Sweden and Japan.

Role of the CEO

Our CEO regularly participates in the meetings of the LDCC. The CEO and Executive Vice President, Human Resources and Sustainability work together to develop a recommendation to present to the LDCC with respect to compensation packages for each of our named executive officers, other than the CEO. As a result, our CEO generally has a significant influence on the compensation paid to the other named executive officers. In addition, the LDCC has delegated the authority for the determination of certain grants to employees other than executive officers under our long-term incentive plan to the CEO, subject to established grant limits. The LDCC regularly holds executive sessions, excusing the CEO from the meeting, to discuss matters related to the CEO’s compensation.

Policies and Practices that Govern Executive Compensation at Autoliv

Stock Ownership Guidelines. The Company has adopted stock ownership guidelines for its executive officers. Pursuant to these guidelines, the (i) CEO is expected to accumulate and hold shares of Company common stock having a value at least equal to 2x his annual base salary and (ii) other executive officers are expected to accumulate and hold shares of Company common stock having a value at least equal to 1x annual base salary. Executives are expected to make continuous progress toward their respective ownership requirements. Until the executive has satisfied the stock ownership guidelines, he or she will be required to retain 75% of the net shares received upon settlement of RSUs. For purposes of these stock ownership guidelines, “net shares” are those shares held by the executive after deducting any shares withheld by the Company or sold by the executive for the sole purpose of satisfying the executive’s tax liabilities and related fees, if any, related to the settlement event.

Policy Against Hedging, Short-Selling, and Pledging. All employees and non-employee directors are prohibited from engaging in hedging, short-selling, or pledging of Autoliv securities.

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Compensation Recoupment Policy. Our Board is required to recoup earned performance-based incentive compensation from current and former SEC 16 officers in the event of a financial restatement under NYSE listing standards. It is also authorized to clawback and cause the forfeiture of certain compensation from a broader group of executives in the event an executive is found acting in a manner that is harmful to the interests of the Company including “harmful conduct” defined as:

■	Conduct that would constitute “cause” as defined in LTI grant agreements.
■	Any violation of the Company’s code of conduct, insider trading policy, or other published policies.
■

Egregious misconduct including, but not limited to, fraud, criminal activities, falsification of Company records, theft, violent acts or threats of violence, or a violation of law, unethical conduct or inappropriate behavior that causes substantial reputational harm to the Company or exposes the Company to legal liability.

■	The commission of act or omission that causes an executive officer or senior manager or the Company to be in violation of federal or state securities laws or rules.
■

Any misconduct, negligence, or dereliction of duty by an executive officer or senior manager that caused or contributed to the need for the restatement or material adjustment of any financial performance measure upon which the payment or his or her non-equity incentive compensation and/or vesting of his or her LTI awards are or were based.

Compensation Risk Assessment

The LDCC annually considers potential risks when reviewing and approving our compensation program. We have designed our compensation program to encourage behaviors aligned with the long-term interests of stockholders. There is appropriate balance in program design to mitigate compensation-related risk including fixed and variable pay, cash and equity, short- and long-term incentives, etc. Policies also are in place to mitigate compensation-related risk such as ownership guidelines, insider-trading prohibitions, recoupment provisions, and independent LDCC oversight. Additionally, the LDCC annually reviews an inventory of incentive arrangements below the executive level.

Additionally, the LDCC annually reviews an assessment of compensation-related risks including an inventory of incentive arrangements below the executive level. Based on this assessment, the LDCC concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on Autoliv. In making this determination, the LDCC reviewed the key design elements of our compensation program in relation to industry “best practices” as presented by the LDCC’s independent compensation consultant, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the Board of Directors.

2023 Executive Compensation Decisions

The Process

The total compensation of our named executive officers is reviewed annually. The LDCC considers changes in the compensation levels after it reviews the relevant peer group or local market data (per position). The LDCC uses this information as one input in its decision-making process. In addition to market data, the LDCC also reviews the Company’s financial performance, the named executive officers’ individual performance, input from the EVP Human Resources & Sustainability, and the recommendations of the CEO with respect to the compensation packages for the named executive officers other than himself. The LDCC reviews, provides feedback, and approves the final recommendations for the compensation of our named executive officers.

The LDCC reviewed and decided on the 2023 compensation for our executives during its meetings held in November 2022. The review was supported by data obtained from Willis Towers Watson and Mercer.

The LDCC Consultant

Throughout the decision-making process for 2023 compensation, which included the LDCC’s November 2022 meeting, the LDCC engaged Meridian who reported directly to the LDCC. Meridian provided input as per the following:

(i)	independent perspective and advice to the LDCC on various aspects of the Company’s total compensation system;
(ii)	information about the market environments in which the Company operates, including guidance regarding compensation trends, compensation levels, and compensation mix within the market;

Autoliv	55	2024 Proxy Statement

(iii)	regulatory and statutory developments;
(iv)	recommendations regarding program design and structure; and
(v)	recommendations regarding compensation levels and mix for our executive officers and non-employee directors.

Meridian did not provide any additional services to the Company other than those described herein.

Peer Groups

In line with the principles of our compensation philosophy applicable as of December 2022 for the compensation review of our named executive officers, the LDCC reviewed the most-current compensation data available in selected markets, including market data from Sweden and the U.S.

In 2022, the Company engaged Willis Towers Watson and Mercer to provide data that was used in setting the 2023 compensation for our senior executive officers. Willis Towers Watson and Mercer used their proprietary non-disclosed compensation databases to assess local market compensation levels for executive roles operating within the general, automotive, and manufacturing industries. Such market assessments are based on our named executive officers’ roles, characteristics, and responsibilities including job function, reporting level, and other organizational financial and organizational scope measures, including revenue responsibility, employees, and geographical responsibility. The market data contained information regarding the assessed level of base salary, total cash compensation, total direct compensation, and total compensation.

Swedish Peer Group

Messrs. Bratt and Westin. In considering 2023 compensation for our named executive officers based in Sweden, the LDCC reviewed, among other factors, market data (base salary, total target cash compensation, total direct compensation, and total compensation) from a peer group consisting of large-cap Swedish companies that have global industrial operations of substantial size in major manufacturing markets of North America, Europe, and Asia (the “Swedish Peer Group”) headquartered in Sweden and with executives based in Sweden with Swedish employment conditions. The Swedish Peer Group used by the LDCC in connection with its review of 2023 compensation consisted of the following companies:

AB Volvo	Electrolux	Skanska
Alfa Laval	Ericsson	SKF
Assa Abloy	Sandvik	SSAB
Atlas Copco	Scania	Stora Enso

The Swedish Peer Group for 2023 compensation review remained the same as compared to the year before.

U.S. Peer Group

Messrs. Fox and Nellis. In considering 2023 compensation for our executive officers based in the U.S., the LDCC reviewed, among other factors, market data (base salary, total target cash compensation, total direct compensation, and total compensation) from a peer group consisting of U.S. companies that were selected based on market capitalization, total revenue, and number of employees.

The LDCC updated our U.S. Peer Group before the 2023 compensation review following a comprehensive review of companies based on data availability, relevancy, and size. One company (Cooper Standard) from the 2022 U.S. Peer Group was removed from the 2023 peer group due to its reduced market cap.

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The following is the U.S. Peer Group used by the LDCC to benchmark our U.S. executives’ 2023 compensation.

Continental AG	Johnson Controls International	Yazaki
Stanley Black & Decker	BorgWarner Inc.	Dana Inc.
Rockwell Automation	Terex Corp.	Timken Corp.
Trinity Industries	Parker-Hannifin Corp.	Trane Technologies
Dover Corp.	Fortive Corp.	Faurecia
Adient Plc.

Compensation Benchmarking for Divisional Presidents Not Based in Sweden or the U.S.A

Mr. Oldorff. In considering 2023 compensation for Mr. Oldorff, the LDCC considered information provided by Willis Towers Watson about German executive pay levels in general industry survey data.

Mr. Yih. In considering 2023 compensation for Mr. Yih, the LDCC considered information provided by Willis Towers Watson about China executive pay levels in general industry survey data.

Decisions for 2023 Compensation

The following section of this CD&A focuses on the decisions linked to compensation paid to our named executive officers for 2023.

The LDCC reviews the compensation for the executives taking into consideration current market position and internal, external, and personal factors, including, but not limited to, the experience, performance, retention risk, internal equitability, and advancement potential. Although the market analysis provides additional input for compensation decisions, the Company is aware that the limited number of peer companies in Sweden and potential changes to peer groups based on data availability may result in inconsistencies in a year-over-year analysis.

Mikael Bratt. As compared to 2022, Mr. Bratt’s:

■	base salary increased by 4.3% (in Swedish Kronor);
■	annual target non-equity incentive level (60% of base salary) and the associated cap (2x target) remained unchanged;
■	approved grant value for stock incentive program participation was increased from a fixed amount of SEK 8,000,000 to a fixed amount of 9,000,000 SEK; and
■	retirement plan contribution level was increased from 46% to 47% of base salary.

Fredrik Westin. As compared to 2022, Mr. Westin’s:

■	base salary increased by 3.5% (in Swedish Kronor);
■	annual target non-equity incentive level was increased from 45% to 50% of base salary with the associated cap remaining at 2x target;
■	approved grant value for stock incentive program participation remained unchanged at USD 280,000;
■	retirement plan contributions level (35% of base salary) remained unchanged.

Kevin Fox. As compared to 2022, Mr. Fox’s:

■	base salary increased by 4.0% (in USD);
■	annual target non-equity incentive level was increased from 45% to 50% of base salary with the associated cap remaining at 2x target
■	approved grant value for stock incentive program participation remained unchanged at USD 200,000; and
■	retirement plan contribution levels remained unchanged under U.S. plans.

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Sng Yih. As compared to 2022, Mr. Yih’s:

■	base salary increased by 3.0% (in Chinese Yuan);
■	annual target non-equity incentive level was increased from 45% to 50% of base salary with the associated cap remaining at 2x target;
■	approved grant value for stock incentive program participation remained unchanged at USD 250,000; and
■	No retirement plan contributions

Anthony Nellis. As compared to 2022, Mr. Nellis’:

■	base salary increased by 4.0% (in USD);
■	annual target non-equity incentive level (35% of base salary) and the associated cap (2x target) remained unchanged;
■	approved grant value for stock incentive program participation was increased from USD 200,000 to USD 220,000;
■	retirement plan contribution levels remained unchanged under U.S. plans.

Frithjof Oldorff. As compared to 2022, Mr. Oldorff’s:

■	base salary increased by 3.0% (in Euros);
■	annual target non-equity incentive level was increased from 45% to 50% of base salary with the associated cap remaining at 2x target
■	approved grant value for stock incentive program participation remained unchanged at USD 250,000; and
■	retirement plan contributions level (10% of base salary) remained unchanged.

2023 Additional Benefits

The Company’s executive compensation program also includes certain “other elements” (see page 61 of this Proxy Statement). The LDCC believes these additional other elements are appropriate for each of our named executive officers.

Additional 2023 and 2024 Compensation Decisions

There were no other decisions relating to named executive officer compensation in 2023 or 2024 outside normal procedures.

Results of Say-on-Pay

At our 2023 annual meeting of stockholders held on May 11, 2023, approximately 97.1% of the stockholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers, while approximately 1.5% voted against (with approximately 1.3% abstaining). In considering the results of this most recent advisory vote on executive compensation, the LDCC concluded that the stockholder vote continues to reflect favorable stockholder support of the compensation paid to our named executive officers and the compensation philosophy and objectives of the Company.

Also, at the annual meeting held on May 11, 2023, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on the compensation of executives, which occurs at the 2029 annual meeting.

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Currencies for Executive Compensation

The Company generally sets cash-based compensation (including for all our named executive officers) in the local currency of the country of service with limited exceptions. Accordingly, the Company set compensation in Swedish kronor (“SEK”) for Messrs. Bratt and Westin, in U.S. dollars (“USD”) for Messrs. Fox and Nellis, in Euros (“EUR”) for Mr. Oldorff, and in Chinese Yuan (“CNY”) for Mr. Yih, except for the annual target grant value of the LTI awards for which the compensation is set in USD for all our named executive officers.

For historic numbers, we have converted the compensation paid in prior years by the same exchange rate we applied for 2023 compensation to facilitate comparison. While the historic amounts paid do not change, amounts reflecting historic figures in this Proxy Statement may differ significantly from disclosure in previous years due to fluctuations in exchange rates. We also note that the exchange rate prevailing at the time of the LDCC’s review of compensation may vary significantly from the exchange rates prevailing at the time this Proxy Statement is prepared. As a result, the year- to-year percentage changes in compensation reviewed and approved by the LDCC may differ significantly from the percentage changes in compensation presented in this Proxy Statement due to fluctuations in exchange rates.

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Summary Compensation Table

The following table shows information concerning the annual compensation for services provided by our named executive officers in the fiscal years ended December 31 in the periods 2021, 2022 and 2023.1

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $(2)	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(3)	All Other Compensation $(4)	TOTAL ($)
Mikael Bratt President and CEO	2023	1,304,818(5)	—	878,778	1,182,811	—	594,519	3,960,926
	2022	1,188,245	—	570,351	649,704	—	553,749	2,962,049
	2021	1,141,541	—	280,599	1,006,011	—	531,450	2,959,601
Fredrik Westin Executive Vice President and Chief Financial Officer	2023	599,672	—	278,351	491,731	—	235,573	1,605,327
	2022	579,392	—	203,744	245,083	—	231,018	1,259,237
	2021	564,710	—	125,031	421,838	—	221,281	1,332,861
Kevin Fox(6)	2023	530,244	—	204,583	434,800	75,800	102,019	1,347,446
President, Americas	2022	509,850		151,061	215,667	—(7)	95,089	971,667
	2021	463,500	—	99,989	346,235	189,100	138,164	1,236,988
Sng Yih(6)	2023	522,791	—	189,743	428,689	—	192,885	1,334,108
President, China	2022	484,493	—	624,994	204,941	—	163,177	1,477,605
Anthony Nellis(6) General Counsel and EVP Legal	2023	583,002		214,557	334,643	82,900	88,966	1,304,068
	2022	560,579	—	151,061	184,430	—(7)	91,986	988,056
Frithjof Oldorff Former President, Europe	2023	649,623(5)	—	255,622	308,248	—	1,026,720	2,240,213
	2022	622,947	—	188,750	263,507	—	68,058	1,143,261
	2021	604,802	—	125,031	451,787	—	65,090	1,246,711

(1)	The amounts contained in the table were paid in SEK, USD, EUR, and CNY. All amounts have been converted to U.S. dollars using the following exchange rates: 1 USD = 9.983 SEK = 0.9031 EUR = 7.0927 CNY. Amounts are rounded to the nearest whole number and, because of such rounding, the amounts reflected in the “Total” column may differ slightly from the sum of amounts set forth in each individual column.
(2)	The numbers reflect the aggregate grant-date fair value of the RSUs granted in each respective year and the PSUs granted in each respective year, calculated in accordance with FASB Topic 718. The fair value of the RSUs and PSUs granted in 2021, 2022 and 2023 was calculated based on the closing price per share of stock on the grant date. The grant date fair value of the PSUs was computed by multiplying (i) the target number of PSUs awarded to each named executive officer, which was the assumed probable outcome as of the grant date, by (ii) the grant date fair value per share used for financial reporting purposes. Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of the PSU and RSU awards (as applicable) would have been as follows: (i) 2021: Mr. Bratt, $561,198; Mr. Westin, $187,547; and Mr. Oldorff, $187,547; (ii) 2022: Mr. Bratt, $1,140,702; Mr. Westin, $337,482; Mr. Yih, $687,553; Mr. Oldorff, $315,040; and Mr. Nellis, $252,074; and (Iii) 2023: Mr. Bratt, $1,757,556; Mr. Westin, $486,701; Mr. Yih, $316,943; Mr. Fox $359,203; Mr. Nellis $374,120 and Mr. Oldorff, $448,701. The PSUs granted in 2023 (referred to herein as the 2023 PSU Tranche A, the 2023 PSU Tranche B, and the 2023 PSU Tranche C) are comprised of three one-year performance periods with goals related to EPS (60%), Relative Organic Sales Growth (25%) and Greenhouse Gas Emissions (15%). The performance goals for 2023 PSU Tranche B and 2023 PSU Tranche C were not established at the date of grant in 2023 and, as a result, for accounting purposes, 2023 PSU Tranche B and 2023 PSU Tranche C are not considered granted until the respective performance goals

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are established. Accordingly, the grant date fair value of the 2023 PSU Tranche A is reported in the Stock Awards column for 2023, but the grant date fair value of the 2023 PSU Tranche B and the 2023 PSU Tranche C will not be reported in the Stock Awards column until 2024 and 2025, respectively. On the other hand, performance goals were set in January 2023 for Tranche B of the PSUs granted in 2022 and for Tranche C of the PSUs granted in 2021. The grant date fair values of these awards are therefore included in this year´s Stock Awards column, together with dividend equivalents earned on these two Tranches during 2021 and 2022.
(3)	Change in Pension Value as used for accounting purposes according to U.S. GAAP.
(4)	The following table reflects the items that are included in the All Other Compensation column for 2023.

2023 All Other Compensation
	Perquisites	Company Contributions to Defined Contribution Plans	Tax Payment	Vacation Supplement	Other allowances / payments	Severance	TOTAL
Name	$(a)	$(b)	$(c)	$(d)	$	$(e)	$
Mikael Bratt	19,274	564,960	0	10,284	0	0	594,519
Fredrik Westin	16,946	209,885	0	8,741	0	0	235,573
Kevin Fox	47,593	54,426	0	0	0	0	102,019
Sng Yih	182,319	0	10,566	0	0	0	192,885
Anthony Nellis	31,363	57,603	0	0	0	0	88,966
Frithjof Oldorff	5,452	58,816	0	0	0	962,452	1,026,720

a.	For Mr. Bratt, reflects the value of a company car, including operating costs, and company-paid healthcare benefits. For Mr. Westin, reflects the value of a company car, including operating costs, and company-paid healthcare benefits. For Mr. Yih, reflects the value of a company car, including operating costs and driver ($41,019), housing benefit ($88,119), school fees for dependent children ($31,379), and medical insurance. For Mr. Fox, reflects an auto allowance ($25,200), fuel, and company-paid healthcare benefits. For Mr. Nellis, reflects an auto allowance ($25,200), fuel, and company-paid healthcare benefits. For Mr. Oldorff, reflects the value of a company car, including operating costs. For all perquisites, the value reported reflects the aggregate incremental cost to the Company of providing the benefit. The Company determined the cost of the company car based on the value of the lease payment/amortization or car allowance paid, as applicable.
b.	Reflects for Messrs. Bratt and Westin contributions to the named executive officer’s defined contribution plans in Sweden. Reflects for Messrs. Fox and Nellis matching contributions to the U.S. 401(k) plan and matching contributions to the Autoliv North America Non-Qualified Retirement Plan. Reflects for Mr. Oldorff contributions to his defined contribution plan in Germany.
c.	Per the terms of his employment, Mr. Yih is reimbursed for the tax on certain non-cash benefits.
d.	Reflects for Messrs. Bratt and Westin the vacation supplement required by Swedish labor law.
e.	Reflects for Mr. Oldorff severance payment equaling 18 months’ salary paid in accordance with his separation agreement.
(5)	Includes payment in lieu of unused vacation days for Mr. Bratt ($102,775) and Mr. Oldorff ($61,458).
(6)	Messrs. Yih and Nellis were not named executive officers in 2021. Mr. Fox was not a named executive officer in 2022.
(7)	The change in pension value in 2022 was -$371,800 for Mr. Nellis and -$307,100 for Mr. Fox. Negative numbers are not included in the table.

Autoliv	61	2024 Proxy Statement

2023 Grants of Plan-Based Awards Table

The following table summarizes grants of plan-based awards to named executive officers made in the year ended December 31, 2023.1

		Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Possible Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	02/15/2023	—	—	—	—	9,460	18,920	—	878,778
Mikael Bratt	02/15/2023	—	—	—	—	—	—	—	—
		—	721,226	1,442,452	—	—	—	—	—
	02/15/2023	—	—	—	—	2,240	4,480	—	208,350
Fredrik Westin	02/15/2023	—	—	—	—	—	—	779	70,001
			299,836	599,672	—	—	—	—	—
	02/15/2023	—	—	—	—	1,664	3,329	—	154,621
Kevin Fox	02/15/2023	—	—	—	—	—	—	556	49,962
		—	265,122	530,244	—	—	—	—	—
	02/15/2023	—	—	—	—	1,347	2,694	—	127,200
Sng Yih	02/15/2023	—	—	—	—	—	—	696	62,543
		—	261,396	522,791	—	—	—	—	—
	02/15/2023	—	—	—	—	1,719	3,439	—	159,563
Anthony Nellis	02/15/2023	—	—	—	—	—	—	612	54,994
		—	204,051	408,101	—	—	—	—	—
	02/15/2023	—	—	—	—	2,034	4,067	—	193,079
Frithjof Oldorff	02/15/2023	—	—	—	—	—	—	696	62,543
		—	294,082	588,165	—	—	—	—	—

(1)	The numbers reflect the aggregate grant date fair value of the RSUs calculated with the actual share price on the day of grant.
(2)	Reflects the 2023 PSU Tranche A, 2022 PSU Tranche B and 2021 PSU Tranche C with the applicable grant date share price in 2021, 2022 and 2023 respectively. See footnote (2) to the Summary Compensation Table for a description of the performance share program.

Autoliv	62	2024 Proxy Statement

Outstanding Equity Awards at 2023 Fiscal Year-End

A summary of securities underlying outstanding plan awards for the named executive officers in the year ended December 31, 2023, is provided below.

		Option Awards(1)				Stock Awards(1)
Name	Grant year	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date ($)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	2023	—	—	—	6,307(3)	694,968	6,604(4)	727,695
Mikael Bratt	2022	—	—	—	7,896(5)	870,060	3,048(6)	335,859
	2021	—	—	—	8,452(7)	931,326	0	0
	2023	—	—	—	2,331(3)	256,853	1,602(4)	176,524
Fredrik Westin	2022	—	—	—	2,695(5)	296,962	750(6)	82,643
	2021				2,635(7)	290,351	0	0
	2023	—	—	—	1,666(3)	183,577	1,143(4)	125,947
Kevin Fox	2022	—	—	—	1,926(5)	212,226	535(6)	58,952
	2021				2,108(7)	232,281	0	0
	2015	200	80.40	02/16/2025	—	—	—	—
Sng Yih	2023	—	—	—	2,083(3)	229,526	1,430(4)	157,572
	2022	—	—	—	5,085(5)	560,316	669(6)	73,717
	2023	—	—	—	1,832(3)	201,868	1,259(4)	138,729
Anthony Nellis	2022	—	—	—	1,926(5)	212,226	536(6)	59,062
	2021	—	—	—	2,108(7)	232,281	—
	2015	760	80.40	02/16/2025	—	—	—	—
	2022	—	—	—	—	—	—	—
Frithjof Oldorff	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—

(1)	The above plan awards were granted on February 16, 2015, February 18, 2021, February 21, 2022, and February 15, 2023, respectively. All options granted are for 10-year terms with an exercise price equal to the fair market value (as defined in the 1997 Plan) per share on the date of grant and become exercisable after one year of continued employment following the grant date. RSUs and PSUs generally cliff vest after three years. The closing price on the NYSE for our common stock on December 29, 2023, the last trading day of the year, was $110.19.
(2)	For all RSU and PSU grants, the numbers reflect both the number of RSUs and PSUs originally granted and the additional RSUs and PSUs accrued through dividend equivalent rights through December 31, 2023.
(3)	Includes the 2023 PSU Tranche A, which was earned based on Company’s performance in 2023 but will vest in the first quarter of 2026, subject to the executive’s continued employment on such date.
(4)	Reflects the 2023 PSU Tranche B and C, which may be earned based on the Company´s EPS (60%), Relative Sales Growth (25%) and Greenhouse Gas Emissions (15%) for two separate one-year performance periods for each of calendar years 2024 and 2025. The number of PSUs reflected in the table assumes performance at the target performance level for both metrics for each of the two performance periods.
(5)	Includes the 2022 PSU Tranche A and B, which were earned based on Company’s performance in 2022 and 2023 but will vest in the first quarter of 2025, subject to the executive’s continued employment on such date.
(6)	Reflects the 2022 PSU Tranche C which may be earned based on the Company´s EPS (60%), Relative Sales Growth (25% and Greenhouse Gas Emissions (15%) in the one-year performance period for calendar year 2024. The number of PSUs reflected in the table assumes performance at the target performance level for both metrics.
(7)	Includes the 2021 PSUs, which were earned based on the Company’s Order Intake Ratio (30%) and Adjusted EPS (70%) over a performance period commencing January 1, 2021, and concluding December 31, 2023.

Autoliv	63	2024 Proxy Statement

Option Exercises and Stock Vested During 2023

The following table summarizes for each of our named executive officers the RSUs and PSUs that vested and stock options that were exercised during the year ended December 31, 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mikael Bratt	5,352	482,223
Fredrik Westin	4,085	377,279
Kevin Fox	436	39,284
Sng Yih	2,606	235,087
Anthony Nellis	1,411	127,133
Frithjof Oldorff	1,411	127,133

(1)	The value realized on vesting of RSUs and PSUs shown in the table above was calculated as the product of the closing price of a share of our common stock on the respective vesting date multiplied by the number of RSUs and PSUs vested. No stock options were exercised by the named executive officers in 2023.

Autoliv	64	2024 Proxy Statement

Pension Benefits

The following table summarizes the present value of the benefit and other information under the defined benefit plan of the Company for the named executive officer in the year ended December 31, 2023. Of our named executive officers, only Messrs. Fox and Nellis participate in a defined benefit plan.

Name	Plan Name	Number of Years Credited Services (#)	Present Value of Accumulated Benefit ($)	Payments during Last Fiscal Year ($)
Kevin Fox	Autoliv ASP, Inc. Pension Plan Excess Pension Plan	27 27	$567,600 $ 96,200	— —
Anthony Nellis	Autoliv ASP, Inc. Pension Plan Excess Pension Plan	21 21	$438,400 $325,700	— —

(1)

The actuarial present value of the accumulated plan benefit is based on the accrued benefit in each plan as of December 31, 2023, using the plan’s benefit formula and actual earnings and service through December 31, 2023. The calculation is based on the same assumptions used for financial reporting purposes under generally accepted accounting principles with the following exceptions: (a) Messrs. Nellis and Fox were assumed to retire on their normal retirement dates at the age of 65, (b) Messrs. Nellis and Fox were assumed to elect a lump sum payment in both plans, payable on March 1, 2033 and August 1, 2032 respectively and (c) no pre-retirement decrements (withdrawal, retirement, disability, or death) were assumed.

Key assumptions used to calculate the defined benefit value as of December 31, 2023 are as follows: (i) discount rate of 5.13%, (ii) lump sum interest rates of 5.44% for the first five years, 5.23% for the next 15 years, and 5.17% thereafter, and (iii) solely for determination of the projected lump sum amounts, the estimated future applicable mortality rates is based on future 417(e) rates based on actual 417(e) tables through 2024 projected forward using MP-2021.

U.S. Pension Plan. During 2023, Messrs. Fox and Nellis participated in the Autoliv ASP, Inc. Pension Plan (which we refer to as the “Pension Plan”). The Pension Plan is a funded, defined benefit pension plan that provides benefits for the Company’s U.S. employees hired prior to January 1, 2004, who meet minimum age and service eligibility requirements. Subject to certain limitations, the monthly retirement benefit under the Pension Plan (assuming attainment of age 65, the retirement age specified by the plan, and an election to receive payments in the form of a life annuity), is determined in accordance with a formula that takes into account the following factors: the highest average of any consecutive five calendar years of pensionable earnings during the last ten years of employment ending December 31, 2021 (“average final earnings”), and the number of years of benefit service. The retirement benefit for Messrs. Fox and Nellis under the Pension Plan is a monthly pension equal to 1/12th of the amount determined as follows:

■	1.0% of average final earnings times years of benefit service prior to 12/31/2005, plus
■	0.5% of average final earnings in excess of “Covered Compensation” times years of benefit service prior to 12/31/2005, plus
■	0.7% of average final earnings times years of benefit service on or after 1/1/2006, plus
■	0.5% of average final earnings in excess of “Covered Compensation” times years of benefit service on or after 1/1/2006.

For purposes of this formula, “earnings” in a given year means the participant’s gross annual compensation, excluding amounts credited or paid under the key employees stock option and performance unit plan, long-term incentive plans, excluded allowances, severance pay and reimbursement for employment-related expenses, but including bonuses and incentive pay which is not, and has not been, subject to deferred income taxation under the U.S. Internal Revenue Code. “Covered Compensation” means the average of the Social Security taxable wage bases during the 35-year period ending with the year in which the participant reaches the Social Security normal retirement age. Pension Plan benefits will begin when a participant reaches normal retirement age, defined as age 65. Benefits can commence immediately upon termination if the participant is vested after five years of vesting service, but if benefits are commenced prior to age 60, the benefit will be lower than at normal retirement age. Disability retirement is offered under the Pension Plan to participants who have at least 15 years of vesting service, are eligible to receive Social Security Disability benefits, become totally and permanently disabled while employed, and are not eligible to participate in long-term disability insurance.

Autoliv	65	2024 Proxy Statement

Benefits under the Pension Plan are payable in the form of a lump sum or annuity, as selected by the participant. Participants in the Pension Plan will be 100% vested in their plan benefit after five years of vesting service or if they reach age 65 while employed by Autoliv. Messrs. Fox and Nellis are fully vested in their Pension Plan benefits. Messrs. Fox and Nellis are eligible for early retirement beginning at the age of 55. If they elect to take early retirement, their retirement benefit under the Pension Plan is a monthly pension equal to 1/12th of the amount determined as follows:

■	1.0% of average final earnings times years of benefit service prior to 12/31/2005, plus
■	0.5% of average final earnings in excess of “Covered Compensation” times years of benefit service prior to 12/31/2005, plus
■	0.7% of average final earnings times years of benefit service on or after 1/1/2006, plus
■	0.5% of average final earnings in excess of “Covered Compensation” times years of benefit service on or after 1/1/2006.

Excess Pension Plan. Messrs. Fox and Nellis also participated in the Autoliv ASP, Inc. Excess Pension Plan (which we refer to as the “Excess Pension Plan”). The Excess Pension Plan is an unfunded, nonqualified defined benefit retirement plan, pursuant to which participating U.S. employees are eligible to receive a retirement benefit based on the benefit they would receive under the Pension Plan. Benefits payable under the Excess Pension Plan are calculated without regard to the limitations imposed by the U.S. Internal Revenue Code on the amount of compensation that may be considered under the Pension Plan. The purpose of the Excess Pension Plan is to supplement the benefits payable under the Pension Plan.

The benefit payable under the Excess Pension Plan is equal to the excess, if any, of (i) the monthly benefit that would be payable to the executive under the Pension Plan as of the later of age 65 or the executive’s separation from service, computed without regard to applicable U.S. Internal Revenue Code limitations, and computed as if amounts deferred under a bonus or incentive compensation plan had been counted as “earnings” under the Pension Plan), over (ii) the amount of monthly benefit payable to the executive under the Pension Plan as of the later of age 65 or the executive’s separation from service, as limited by the U.S. Internal Revenue Code and the terms of the Pension Plan. Benefits under the Excess Pension Plan will be payable in a single lump sum on the first pay date of the seventh month following the month in which the executive retires or otherwise separates from service. Messrs. Fox and Nellis are fully vested in his benefits in the Excess Pension Plan.

Both the U.S. Pension Plan and the Excess Pension Plan froze future benefits accruals after December 31, 2021.

Autoliv	66	2024 Proxy Statement

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to the Autoliv North America Non-Qualified Retirement Plan (which we refer to as the Non-Qualified Retirement Plan). Messrs. Nellis and Fox are the only named executive officers that participate in the Non-Qualified Retirement Plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Kevin Fox	$79,537	$29,694	$43,845	—	$382,107
Anthony Nellis	$69,960	$32,648	$119,291	—	$748,506

(1)	Messrs. Fox’s and Nellis’ contributions to the Non-Qualified Retirement Plan are included in the amount reported as “Salary” in the Summary Compensation table for fiscal year 2023.
(2)	The Company’s matching contributions to the Non-Qualified Retirement Plan are included in the “All Other Compensation” in the Summary Compensation table for Messrs. Fox and Nellis for fiscal year 2023.
(3)	Aggregate earnings are not includable in the Summary Compensation Table because such earnings are not above-market or preferential interest rates.
(4)	Includes amounts previously reported in the Summary Compensation Table, in the previous years when earned if that executive officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and Company matching contributions.

Pursuant to the Non-Qualified Retirement Plan, participants may elect to defer a stated percentage of their base salary for each plan year, as determined by the administrative committee of the plan; provided, however, the amount deferred may not exceed 25% of a participant’s base salary. Earnings (and losses) are credited to participants’ accounts based on participant choices between various investment options and the rate of return. The investment options are determined by the administrative committee of the plan.

Participants are eligible to receive matching contributions equal to 80% of their deferred amounts. For plan years ending on or before December 31, 2008, deferred amounts in excess of 12% of the participant’s compensation were not eligible for matching contributions. For plan years beginning on or after January 1, 2009, deferred amounts in excess of 7% of the participant’s compensation are not eligible for matching contributions. Participants are always 100% vested in their deferred amounts and earnings thereon; provided, however, matching contributions and earnings thereon in a participant’s account are subject to forfeiture if the participant is determined by the Board to have stolen Company assets, violated the Company’s Standards of Business Conduct and Ethics or disclosed confidential business or technical information of the Company to unauthorized third parties.

Participants may elect to receive distributions from their accounts on the first day of the seventh month following the occurrence of any one of the following distribution events as designated by the participant: (i) separation from service, (ii) death, (iii) attainment of normal retirement age (65), or (iv) attainment of early retirement age (age 55 and at least five years of service with the Company). Amounts will be distributed in one of the following forms, as selected by the participant: (i) a single lump sum, (ii) 60 approximately equal monthly installments or (iii) 120 approximately equal monthly installments.

Autoliv	67	2024 Proxy Statement

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans that may require the Company to make payments and/ or provide benefits to our named executive officers in the event of termination of employment or a change in control. The paragraphs below summarize the material terms of such agreements with our named executive officers.

Employment Agreements. The Company is party to an employment agreement with each of Messrs. Bratt, Westin, Yih, Fox, and Nellis (the “employment agreements”).

The employment agreements obligate the Company to provide twelve (Mr. Bratt) or six (all others) months’ notice of termination of employment for each of the named executive officers unless the employment is terminated for “cause,” in which case termination would be effective immediately. In addition to notice of termination, the named executive officers are eligible for certain severance payments or end-of-service benefits. Each of the named executive officers must provide the Company with 12 (Mr. Bratt) or six (all others) months’ notice of resignation.

Except as provided below, following the executive’s termination of employment, each of the named executive officers are prohibited from competing with the Company for a period of 12 months. Such noncompetition covenant does not apply if the Company terminates the named executive officer’s employment for any reason other than for “Cause”, or the named executive officer resigns for “Good Reason”. In consideration for such noncompetition covenant, the Company is obligated to make up to 12 monthly payments equal to the difference between the executive’s monthly gross salary as of the date of his employment termination and any lower salary earned by the executive in any new employment, if any. The aggregate monthly payments are limited to a maximum of 60% of the gross salary earned as of the date of his employment termination, and the Company will cease making payments once such aggregate amount has been reached. The Company is not obligated to make such payments if the executive’s employment terminates due to his retirement.

In addition to receiving full base salary and benefits during the requisite notice period, if the Company terminates the employment involuntarily other than for Cause or if the executive resigns for Good Reason, then the executive would be entitled to a lump sum severance payment equal to one and one-half times his then-current base salary.

Our named executive officers may terminate their employment with Good Reason or without Good Reason. “Good Reason” shall generally mean; (1) the assignment of any duties inconsistent with the executives status as an executive officer of the Company or a substantial adverse alteration in the nature or status of responsibilities other than any such alteration primarily attributable to the fact that the Company may no longer be a public company; or (2) a reduction by the Company in the Executive’s annual base salary; or (3) the relocation of the Executive’s principal place of employment; or (4) the failure by the Company to pay to the Executive any portion of the Executive’s current compensation on a timely basis; or (5) the failure by the Company to continue in effect any compensation plan in which the Executive participates on the Effective Date which is material to the Executive’s total compensation; or (6) the failure by any successor to the business of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform the employment agreement in the same manner.

The Company may terminate our named executive officers’ employment with or without Cause. “Cause” for termination by the Company of the Executive’s employment shall mean; (1) willful and continued failure by the executive to perform the duties; or (2) the willful engaging by the Executive in conduct, which is demonstrably and materially injurious to the Company, monetarily or otherwise.

Autoliv	68	2024 Proxy Statement

Equity Awards. Pursuant to the 1997 Plan and subsequent grant agreements until 2019, upon the occurrence of a change in control, any outstanding RSUs held by the executive would fully vest and the PSUs will vest at the target level. Pursuant to the agreements evidencing awards granted under the 1997 Plan, upon the executive’s death or retirement, any outstanding RSUs held by the executive would become fully vested and the PSUs will remain outstanding and may be earned, in whole, in part, or not at all, following the conclusion of the performance period to the extent that the performance objectives are attained. Upon an executive’s termination of employment, absent a change in control, any outstanding options, RSUs and PSUs that would vest during the applicable notice period, if any, would become fully vested. For awards granted in 2021, a change of control acceleration only occurs if the surviving entity does not assume or otherwise equitably convert or substitute the unvested equity in connection with the change in control. If the surviving company does assume or otherwise equitably convert or substitute the unvested equity, then the awards become fully vested only if the executive’s employment is terminated without cause or he resigns for good reason within two years following the change in control event.

Estimated Payments to Named Executive Officers upon Termination of Employment under Various Circumstances or a Change in Control. The following tables set forth the estimated value of the payments and benefits described above to each of Messrs. Bratt, Westin, Yih, Fox, and Nellis upon termination of employment under various circumstances or a change in control. The amounts shown assume that the triggering events occurred on December 31, 2023. For the calculations, the 2023 defined contribution payment for each named executive officer has been used. The amounts contained in the table would be paid in Swedish Kronor, CNY or USD. All amounts have been converted to USD using the following exchange rate: 1 USD = 9.9830 SEK = 7.0927 CNY. In addition to the estimated payments and benefits in the tables, the Company would in each case reimburse the executive officer for accrued but unused vacation, if any, in accordance with the respectively applicable local legislation and Company policy.

Mikael Bratt
Estimated Potential Payment or Benefit	Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason ($)	Termination for Cause ($)	Change in Control ($)	Change in Control and Termination ($)(7)	Death or Retirement ($)
Lump sum cash severance payment	—	1,803,065	—	—	1,803,065	—
Continuing salary/annual incentive payments during requisite notice period	1,202,043	1,202,043	—	—	1,202,043	—
Salary differential payments in consideration for noncompetition with the Company(1)	721,226	—	721,226	—	—	—
Continuing health, welfare and retirement benefits(2)	566,898	566,898	—	—	566,898	—
Vesting of equity(3)	931,326(4)	931,326(5)	—	—	3,559,908	3,559,908(6)
Company car(8)	17,337	17,337	—	—	17,337	—
Total	3,438,830	4,520,669	721,226	—	7,149,252	3,559,908

Autoliv	69	2024 Proxy Statement

Fredrik Westin
Estimated Potential Payment or Benefit	Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason ($)	Termination for Cause ($)	Change in Control ($)	Change in Control and Termination ($)(7)	Death or Retirement ($)
Lump sum cash severance payment	—	899,508	—	—	899,508	—
Continuing salary/annual incentive payments during requisite notice period	299,836	299,836	—	—	299,836	—
Salary differential payments in consideration for noncompetition with the Company(1)	359,803	—	359,803	—	—	—
Continuing health, welfare and retirement benefits(2)	103,150	103,150	—	—	103,150	—
Vesting of equity(3)	290,351(4)	290,351(5)	—	—	1,103,332	1,103,332(6)
Company car(8)	6,717	6,717	—	—	6,717	—
Total	1,063,405	1,603,110	359,803	—	2,416,092	1,103,332

Kevin Fox
Estimated Potential Payment or Benefit	Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason ($)	Termination for Cause ($)	Change in Control ($)	Change in Control and Termination ($)(7)	Death or Retirement ($)
Lump sum cash severance payment	—	795,366	—	—	795,366	—
Continuing salary/annual incentive payments during requisite notice period	265,122	265,122	—	—	265,122	—
Salary differential payments in consideration for noncompetition with the Company(1)	318,146	—	318,146	—	—	—
Continuing health, welfare and retirement benefits(2)	36,462	36,462	—	—	36,462	—
Vesting of equity(3)	232,281(4)	232,281(5)	—	—	812,982	812,982(6)
Company car(8)	14,548	14,548	—	—	14,548	—
Total	866,558	1,343,778	318,146	—	1,924,479	812,982

Autoliv	70	2024 Proxy Statement

Sng Yih
Estimated Potential Payment or Benefit	Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason ($)	Termination for Cause ($)	Change in Control ($)	Change in Control and Termination ($)(7)	Death or Retirement ($)
Lump sum cash severance payment	—	784,187	—	—	784,187	—
Continuing salary/annual incentive payments during requisite notice period	261,396	261,396	—	—	261,396	—
Salary differential payments in consideration for noncompetition with the Company(1)	313,675	—	313,675	—	—	—
Continuing health, welfare and retirement benefits(2)	75,933	75,933	—	—	75,933	—
Vesting of equity(3)	295,309(4)	295,309(5)	—	—	1,021,131	1,021,131(6)
Company car(8)	20,510	20,510	—	—	20,510	—
Total	966,822	1,437,334	313,675	—	2,163,155	1,021,131

Anthony Nellis
Estimated Potential Payment or Benefit	Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason ($)	Termination for Cause ($)	Change in Control ($)	Change in Control and Termination ($)(7)	Death or Retirement ($)
Lump sum cash severance payment	—	874,503	—	—	874,503	—
Continuing salary/annual incentive payments during requisite notice period	291,501	291,501	—	—	291,501	—
Salary differential payments in consideration for noncompetition with the Company(1)	349,801	—	349,801	—	—	—
Continuing health, welfare and retirement benefits(2)	29,656	29,656	—	—	29,656	—
Vesting of equity(3)	232,281(4)	232,281(5)	—	—	844,166	844,166(6)
Company car(8)	14,828	14,828	—	—	14,828	—
Total	918,066	1,442,768	349,801	—	2,054,653	844,166

The following footnotes apply to each of the tables above:

(1)	Reflects a monthly payment of 60% of the monthly gross salary earned as of the date of the executive’s employment termination, multiplied by 12, which is the maximum amount available to the executive pursuant to the terms of his employment agreement.

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(2)	Reflects the value of the benefits disclosed in footnote (4) to the Summary Compensation table (except for amounts paid as vacation supplements or settlements) that the executive would be entitled to during the requisite notice period. The estimated values are determined based on the Company’s cost of providing such benefits during 2023.
(3)	Reflects the value of RSUs and PSUs that vest (in whole or in part) upon the designated event, based on the closing price of our common stock on December 29, 2023 ($110.19), the last trading day of the year. No executive officer held unvested options as of December 31, 2023.
(4)	As discussed above, upon termination, the executive would be entitled to receive current compensation and benefits during the notice period, as applicable, including any equity awards that would vest during such period. However, per the terms of the RSU and PSU agreements, the RSUs and PSUs will not continue to vest if the executive has given notice of termination. Accordingly, the value of the equity awards upon a voluntary termination reflects only the value RSUs and PSUs granted in February 2021 that would otherwise vest in February 2024, which vesting date falls within the requisite notice period. For Mr. Yih, reflects the second half of his retention RSU award granted in February 2022 that vested in February 2024.
(5)	As discussed above, upon an involuntary termination, the executive would be entitled to receive his compensation and benefits during the notice period, as applicable, including any equity awards that would vest during such period. The value of the equity awards upon an involuntary termination reflects the value of the RSUs and PSUs that would vest during the applicable notice period following December 31, 2023. For Mr. Yih, reflects the second half of his retention RSU award granted in February 2022 that vested in February 2024.
(6)	The executive’s unvested RSUs and PSUs will become fully vested upon termination of employment by reason of death or retirement. None of the executives were eligible for retirement in 2023.
(7)	Qualifying termination after a change in control includes resignation for good reason, termination without cause or termination due to disability.
(8)	Reflects the value of the company car and operating costs during the requisite notice period. The estimated values are determined based on the Company’s cost of providing such benefits during 2023.

Autoliv	72	2024 Proxy Statement

CEO Pay Ratio

The following ratio compares the annual total compensation of our median-paid employee with the annual total compensation of our CEO. The pay ratio included below is calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

We determined our median employee most recently in 2021. As permitted by 402(u) of Regulation S-K, we are using the same median employee for the calculation of the 2023 CEO pay ratio.

The methodology, material assumptions, adjustments, and estimates that we used to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee were as follows:

1.	Our median employee identification date was October 31, 2021.
2.	As of October 31, 2021, our total employee population consisted of 59,299 individuals working at our parent company and consolidated subsidiaries. Our employee population which we have used to identify our median employee, after taking into consideration the adjustments permitted by SEC rules, consisted of 59,265 individuals. All “Autoliv Employee” categories who were employed by Autoliv as of October 31, 2021, whose compensation were set by Autoliv and who were paid through Autoliv payroll, were included in the analysis (permanent, temporary and part-time). We based our analysis on the entire employee population (other than our CEO), as opposed to statistical sampling.
3.	Given the geographical distribution of our employee population and varying local requirements, we use a variety of pay elements that differ by country to structure the compensation arrangements of our employees. Consequently, for purposes of measuring compensation of our employees, we selected “Actual Gross Taxable Compensation Reported Through Payroll” (or “Actual Gross Taxable Compensation”) as the measure of compensation to identify the median employee.
4.	Given our multiple payroll systems, schedules and the differing fiscal years of our Company and its subsidiaries, we measured “Actual Gross Taxable Compensation” as the total of payment made during the 10-month period starting on January 1, 2021, and ending on October 31, 2021 (the “measurement period”).
5.	We did not annualize or calculate the full measurement period equivalent of “Actual Gross Taxable Compensation” compensation paid during the measurement period.
6.	As permitted by Item 402(u), we made cost-of-living (COL) adjustments to the compensation of all our employees in jurisdictions other than the jurisdiction in which our CEO resides to identify the median employee and used the same COL adjustment to determine the median employee’s annual total compensation. Because of the geographical distribution of our employee population, we believe that COL adjustments provide a more meaningful comparison of our CEO’s compensation to the actual value of the median employee’s compensation. In accordance with Item 402(u), we are providing the following additional disclosure related to the COL adjustments:
■	The median employee resided in China.
■	The COL adjustments were based on 2020 purchasing power parity conversation factors provided by World Bank, International Comparison Program database. 2021 conversion factors were not available at the time of our analysis.
■	We also identified who our median employee would have been had we not used any COL adjustments. Had we not used any COL adjustments, our median employee would have been an employee residing in Mexico with an annual total compensation of $19,658 for the compensation year 2023. For the purposes of this disclosure, this amount was converted from Mexican Peso to U.S. dollars using the exchange rate 1 USD = 16.9347 MXN on December 31, 2023. The ratio of the annual total compensation of our President and Chief Executive Officer to the annual total compensation of our median employee identified without the effect of the COL adjustments would have been 201 to 1 using the 2023 compensation levels.

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7.	In calculating the CEO Pay Ratio, we then identified and calculated the elements of such employee’s compensation for the fiscal year 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $24,419. The December 31, 2023, exchange rate used for the conversion to U.S. dollars was 1 USD = 7.0927 CNY.

	Year	Salary $	Bonus $	Stock Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $	TOTAL ($)
CEO	2023	1,304,818	—	878,778	1,182,811	—	594,519	3,960,926
Median paid employee(1)	2023	19,559	—	—	4,568	—	293	24,419

(1)	The total amount includes shift and overtime compensation.

To capture the compensation paid to Mr. Bratt for his services as our CEO, we have used the annual total compensation as disclosed in Summary Compensation Table of this Proxy Statement for the year 2023.

For fiscal year 2023:

■	The annual compensation of our median-paid employee (other than the CEO) was $24,419 and
■	the annual total compensation of the CEO was $3,960,926.

Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median-paid employee is 162 to 1.

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Pay Versus Performance

The following disclosure includes a comparison between the compensation to our PEO and average compensation to our non-PEO NEOs as reported in the Summary Compensation Table (“SCT”) (in each year’s respective proxy statement) and “compensation actually paid (“CAP”) as defined in the SEC’s pay versus performance disclosure rules.

For context on the corresponding performance, the disclosure also compares Cumulative Total Stockholder Return (“TSR”) for Autoliv and our selected peer group index and provides Autoliv’s Net Income and an additional company- selected performance measure (Adjusted Operating Income).

					Value of initial fixed $100 investment based on:
Year	SCT Total Compensation for PEO(1)	Compensation Actually Paid to PEO(5)	Average SCT Total Compensation, Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Autoliv TSR	Peer Group TSR(3)	Net Income (in millions)	Adjusted Operating Income(4) (in millions)
2023	$3,960,926	$5,260,000	$1,566,232	$1,715,452	$143	$100	$489	$920
2022	$2,857,991	$1,312,652	$1,201,076	$ 789,617	$ 96	$101	$425	$598
2021	$3,237,849	$3,361,904	$1,255,520	$1,273,514	$126	$139	$437	$683
2020	$3,038,388	$3,729,091	$1,628,759	$1,568,066	$110	$116	$188	$482

(1)	The “SCT Total Compensation” figures provided in the table above for 2021 and 2022 do not match the total compensation figures provided in the SCT of this proxy statement. In the SCT table provided on page 60, we have converted the compensation paid in prior years by the same exchange rate we applied for 2023 to facilitate comparison across years as described in the footnotes to the table. Instead, the compensation figures in the table above are directly taken from each year’s respective proxy statement and reflects the actual USD compensation paid to make comparison of pay versus performance more meaningful.
(2)	The Non-PEO NEOs reflected in the above table are the NEOs for each covered year as follows: 2020: Fredrik Westin, Christian Hanke, Frithjof Oldorff, Jordi Lombarte and Brad Murray; 2021: Fredrik Westin, Frithjof Oldorff, Colin Naughton, Kevin Fox, and Jennifer Cheng; 2022: Fredrik Westin, Sng Yih, Frithjof Oldorff, and Anthony Nellis; 2023: Fredrik Westin, Sng Yih, Anthony Nellis, Kevin Fox, and Frithjof Oldorff.
(3)	Represents peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group selected for purposes of this table is the Dow Jones U.S. Auto Parts Index, which is the industry peer group used in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (see notes below for further details).
(4)	We have identified the “company selected measure” as Adjusted Operating Income because it constitutes 50% of the performance criteria used to calculate our annual short-term incentives payable to our NEOs. Adjusted Operating Income is calculated as provided in Annex A.
(5)	The dollar amounts reported as CAP to the PEO and the Non-PEO NEOs, respectively, are computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or the Non-PEO NEOs, respectively, during the applicable year. In calculating the CAP, the following amounts were deducted from and added to the SCT total compensation:

PEO

Year	SCT Total Compensation	Deductions from SCT: Value of Equity Awards(a)	Deductions from SCT: Pension Value(b)	Additions to SCT Total: Equity Award Adjustments(c)	Additions to SCT Total: Pension Benefit Adjustments(d)	CAP
2023	$3,960,926	-$878,778	0	$2,177,852	0	$5,260,000
2022	$2,857,991	-$570,351	0	-$ 974,988	0	$1,312,652
2021	$3,237,849	-$280,599	0	$ 404,654	0	$3,361,904
2020	$3,038,388	-$663,616	0	$1,354,319	0	$3,729,091

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Non-PEO NEOs

Year	Average SCT Total Compensation	Deductions from SCT: Average Value of Equity Awards(a)	Deductions from SCT, Average Pension Value(b)	Additions to SCT Total: Average Equity Awards Adjustments(c)	Additions to SCT Total: Average Pension Benefit Adjustments(d)	Average CAP
2023	$ 1,566,232	-$228,571	-$31,740	$ 409,531	$ 0	$ 1,715,452
2022	$ 1,201,076	-$292,137	$ 0	-$ 119,321	$ 0	$ 789,617
2021	$ 1,255,520	-$110,006	-$37,820	$ 161,420	$ 4,400	$ 1,273,514
2020	$ 1,628,759	-$245,683	-$59,020	$ 231,410	$12,600	$ 1,568,066

(a)	Represents the grant date fair value of stock-based awards granted in each year, as reported in the “Stock Awards” column of the SCT.
(b)	Represents amounts reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the SCT, where applicable.
(c)	Represents the value of equity awards, calculated in accordance with the SEC rules for determining CAP for each respective year, as further detailed in the tables below.
(d)	Represents the pension benefit adjustments, where applicable, calculated in accordance with SEC rules for determining CAP for each respective year. Total pension benefit adjustments are equal to the “service costs” incurred during the relevant period. No “prior service costs” were incurred as no modifications were made to the pension plan during the relevant period.

PEO Equity Component of CAP

		Fair value of current Year Equity Awards at 12/31		Change in Value of Prior Years’ Awards Unvested at 12/31		Change in Value of Prior Years’ Awards That Vested during the year		Equity Value Included in CAP

Year	Equity Type
2023	PSUs	$1,933,942	(1)		$171,594		$40,385		$2,145,920
2023	RSUs	$0			$0		$31,931		$31,931
2023	Total	$1,933,942			$171,594		$72,316		$2,177,852
2022	PSUs	$215,225	(2)	-$	1,099,554	-$	23,174	-$	907,503
2022	RSUs	$0		-$	59,797	-$	7,688	-$	67,485
2022	Total	$215,225		-$	1,159,351	-$	30,862	-$	974,988
2021	PSUs	$365,730	(3)		$61,502	-$	72,329		$354,902
2021	RSUs	$0			$45,479		$4,272		$49,751
2021	Total	$365,730			$106,980	-$	68,056		$404,654
2020	PSUs	$1,115,726			$27,734	-$	7,176		$1,136,285
2020	RSUs	$199,397			$28,967	-$	10,329		$218,035
2020	Total	$1,315,123			$56,701	-$	17,504		$1,354,319

(1)	Includes fair value of 2021 PSU Tranche C, 2022 PSU Tranche B and 2023 PSU Tranche A. Includes value of dividend equivalents.
(2)	Includes fair value of 2021 PSU Tranche B and 2022 PSU Tranche A. Includes value of dividend equivalents.
(3)	Includes fair value of 2021 PSU Tranche A and value of dividend equivalents.

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Non-PEO NEOs Equity Component of CAP

		Average Fair value of current Year Equity Awards at 12/31(5)		Average Change in Value of Prior Years’ Awards Unvested at 12/31		Average Change in Value of Prior Years’ Awards That Vested during the year		Equity Value Included in Average CAP

Year	Equity Type
2023	PSUs	$295,001	(1)		$23,116		$7,920		$326,038
2023	RSUs	$58,246			$45,463	-$	20,216		$83,493
2023	Total	$353,248			$68,579	-$	12,296		$409,531
2022	PSUs	$51,951	(2)	-$	247,620	-$	1,851	-$	197,520
2022	RSUs	$143,626	(3)	-$	42,812	-$	22,615		$78,199
2022	Total	$195,577		-$	290,432	-$	24,465	-$	119,321
2021	PSUs	$75,450	(4)		$22,753		$0		$98,203
2021	RSUs	$51,664			$16,798	-$	5,245		$63,216
2021	Total	$127,114			$39,551	-$	5,245		$161,420
2020	PSUs	$214,680		-$	85,888	-$	1,228		$127,564
2020	RSUs	$153,181		-$	44,042	-$	5,293		$103,845
2020	Total	$367,860		-$	129,930	-$	6,521		$231,409

(1)	Includes fair value of 2021 PSU Tranche C, 2022 PSU Tranche B and 2023 PSU Tranche A. Includes value of dividend equivalents.
(2)	Includes fair value of 2021 PSU Tranche B and 2022 PSU Tranche A. Includes value of dividend equivalents.
(3)	Includes Mr. Yih’s one-time sign-on RSU grant.
(4)	Includes fair value of 2021 PSU Tranche A and value of dividend equivalents.
(5)	The fair value of the RSUs was determined based on the stock price on the applicable valuation dates. The fair value of the PSUs was determined based on the probable outcome of the performance condition and the stock price on the applicable valuation dates. The assumptions used in calculating the fair value of the RSUs and the PSUs did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable year. The fair value calculation used herein is consistent with the fair value methodology used to account for share-based payments in our financial statements.

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REQUIRED DISCLOSURE OF THE RELATIONSHIP BETWEEN CAP, TSR AND CERTAIN FINANCIAL PERFORMANCE MEASURES

AUTOLIV TSR VS. PEER GROUP TSR

The following chart shows Autoliv’s cumulative TSR in comparison to the cumulative TSR of our selected peer group. The peer group selected for purposes of this disclosure is the Dow Jones U.S. Auto Parts Index (DJUSA-DJX), which is float market capitalization-weighted and aims to provide 95% market capitalization coverage of U.S.-traded stocks for the Auto Parts Subsection (3355). The companies included in the index are Tier 1 and Tier 2 suppliers of non- safety products to the automotive industry and are producers of very different offerings such as drivetrains, electronic and technology systems, fuel systems and many have after-market businesses. This index includes some companies included in our compensation benchmarking for our U.S. based executives.

MAIN DRIVERS OF CAP

■	Our CEO and several of our NEOs are not based in the U.S. and their compensation is paid in local currencies of countries in which they are employed and so exchange rate volatility impacts the CAP.
■	Our compensation program has several variable components (short term incentive, RSUs and PSUs) that are directly related to Autoliv’s TSR and financial performance.
1.	Autoliv’s share price increased from $84.41 at the end of 2019 to $92.10 at the end of 2020 and to $103.41 at the end of 2021. This increase in share price aligned with an increase in CAP in relation to outstanding equity awards (both RSUs and PSUs). By the end of 2022, however, Autoliv’s share price dropped to $76.58, having a negative impact on CAP in 2022. In 2023, the share price improved significantly and closed the year at $110.19, having a positive impact on CAP in 2023.
2.	In addition to share price increase and dividends, the outcome for several performance measures used by our incentive programs (both short-term incentives and PSUs) resulted in significant variation in CAP. In 2023, the outcome was significantly better than in 2022, contributing to a strong increase in CAP versus previous years.
■	The tranche structure introduced to our PSUs in 2021, which includes setting annual goals on an annual basis and a payout based on the results of the three individual performance years, significantly impacted the compensation attributable to PSUs reported as grant date fair value under GAAP in years 2021, 2022, and 2023.

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CAP VS. COMPANY TSR

The following chart shows the correlation between CAP to our CEO and average CAP to our non-PEO NEOs in comparison to Autoliv’s cumulative TSR. CAP to the CEO and average CAP to our Non-PEO NEOs declined from 2020 to 2022 but strongly increased from 2022 to 2023 because of the main drivers above.

A significant part of our compensation structure is stock based. The factors leading to an increase in TSR in 2023 also significantly affected CAP, primarily the share price increase from the end of 2022 to the end of 2023.

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CAP VS. NET INCOME and ADJUSTED OPERATING INCOME

The following chart shows the correlation between CAP to our CEO and average CAP to our non-PEO NEOs in comparison to Autoliv’s Net Income and Adjusted Operating Income.

■	CAP to the CEO and average CAP to the non-PEO NEOs increased significantly from 2022 to 2023, in line with the increase of Autoliv’s Adjusted Operating Income.
■	Adjusted Operating Income represents 50% of the performance criteria of our non-equity incentive program while Earnings per Share, which is directly linked to our Net Income, represents 60% of the performance criteria related to our PSUs. Autoliv’s positive performance in both performance measures significantly affected the CAP levels.

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TABULAR DISCLOSURE OF MOST IMPORTANT MEASURES LINKING CAP DURING 2023 TO COMPANY PERFORMANCE

Adjusted Operating Income	Relative Organic Sales Growth
Adjusted Cash Conversion	Greenhouse Gas Emissions
Adjusted Earnings Per Share (EPS)

■	EPS, Relative Organic Sales Growth (Autoliv’s sales in relation to Light Vehicle Production Growth) and Greenhouse Gas Emissions have been the selected metrics for our PSU awards since 2022. In addition, Autoliv’s annual short- term incentive program has been based on performance related to Adjusted Operating Income and Adjusted Cash Conversion for several years.
■	Adjusted Cash Conversion converts profit into cash, allowing the company to reduce risk, support growth and strengthen the balance sheet. Availability of cash and a good liquidity allows the company to invest for the future and is vital for Autoliv to remain competitive and operate in a sustainably and efficient way.
■	Adjusted Operating Income is the general result of revenues minus costs related to the company’s operations. Adjusted Operating Income and Adjusted EPS are two critical KPIs for the company’s long-term success and for Autoliv to be able to provide value to its stockholders. Organic Sales Growth also support this by increasing the top line and creating opportunity for increased profits.
■	The reduction of Greenhouse Gas Emissions supports the company’s long-term sustainability agenda and is critical for Autoliv to remain relevant and to deliver on the company’s overall vision of Saving More Lives.

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PROPOSAL 2
Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, Autoliv stockholders are entitled to cast an advisory vote on the Company’s executive compensation program. As discussed in the Compensation Discussion and Analysis beginning on page 46 of this Proxy Statement, our compensation system plays a significant role in the Company’s ability to attract, retain, and motivate management talent, which the Board believes is necessary for the Company’s long- term success. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Company’s executive officers with those of its stockholders.

The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 46 of this Proxy Statement and the tabular and other disclosures on compensation under 2023 Executive Compensation Decisions beginning on page 55 of this Proxy Statement, and cast a vote either to endorse or not endorse the Company’s compensation of its named executive officers through the following resolution:

“Resolved, that stockholders approve the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

While the vote does not bind the Board to any particular action, the Board values the input of our stockholders and will consider the outcome of this vote in considering future compensation arrangements.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL.

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PROPOSAL 3
Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit and Risk Committee of the Board has appointed Ernst & Young AB (“EY”) as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024. The committee has been advised that EY has no relationship with the Company or its subsidiaries other than that arising from the firm’s employment as accountants.

In accordance with directions of the Audit and Risk Committee, this appointment is being presented to the stockholders for ratification at the Annual Meeting. While ratification by stockholders of this appointment is not required by law or the Company’s Restated Certificate of Incorporation or the By-Laws, the Audit and Risk Committee and management believe that such ratification is desirable. In determining whether to reappoint EY as our independent registered public accounting firm, the Audit and Risk Committee considered a number of factors, including, among others, the firm’s independence and objectivity, capability and expertise in handling the breadth and complexity of the Company’s global operations, historical and recent performance, communication and interaction with the Audit and Risk Committee and management, and the reasonableness of its fees for audit and non-audit services.

In the event this appointment is not ratified by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote on the appointment at the Annual Meeting, the Audit and Risk Committee will consider that fact when it selects its independent registered public accounting firm for the following year.

Ernst & Young AB has been the independent registered public accounting firm for the Company since May 1997. EY has been the independent registered public accounting firm for Autoliv AB since 1984. Audit services provided to the Company by EY during 2023 and 2022 consisted of the audit of the consolidated financial statements of the Company and its subsidiaries for that year and the preparation of various reports based thereon.

The Company has been advised that a representative of EY will attend the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement, if desired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

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Fees of the Independent Registered Public Accounting Firm (Dollars in millions)
Type of Fees	2023	2022
Audit Fees	$8.906	$8.170
Audit-Related Fees	$0.294	$0.233
Tax Fees	$0.084	$0.057
All Other Fees	$0.017	$0.014
Total	$9.301	$8.474
Percent of total that were Audit or Audit-Related	98.9%	99.2%

Audit Fees

Audit fees for the fiscal years ended December 31, 2023 and 2022 relate to professional services provided by EY for the audit of the Company’s annual financial statements for such years, including the audit of the Company’s internal control over financial reporting, included in the Company’s Annual Report on Form 10-K, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years. Audit fees also include fees associated with the statutory audits of various subsidiary financial statements and procedures related to comfort letters, consents and assistance with and review of documents filed with the SEC. Audit fees also include accounting and financial reporting consultations necessary to comply with the standards of the Public Company Accounting Oversight Board, including audit procedures related to acquisitions.

Audit-Related Fees

The Audit-Related Fees for the fiscal years ended December 31, 2023, and 2022 relate mainly to EY’s audits of benefit plans and other attestation services other than the audit of the Company’s consolidated financial statements and certain other accounting consultations.

Tax Fees

Tax Fees for the fiscal years ended December 31, 2023, and 2022 relate to professional services provided by EY for tax compliance and tax advice.

All Other Fees

All Other Fees for the fiscal years ended December 31, 2023, and 2022 mainly related to use of an EY online service and certain other permitted advisory services. EY billed no significant fees related to any other services for the fiscal years ended December 31, 2023, and 2022.

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Audit and Risk Committee Pre-Approval Policies

The Audit and Risk Committee has adopted guidelines for the provision of audit and non-audit services by Ernst & Young AB, including requiring Audit and Risk Committee pre-approval of any such audit and non-audit services. In developing these guidelines, the Audit and Risk Committee took into consideration the need to ensure the independence of Ernst & Young AB while recognizing that Ernst & Young AB may possess the expertise on certain matters that best positions it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing. On balance, the Audit and Risk Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit and Risk Committee was also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services, and the total amount of fees for permissible non-audit services (excluding tax services). The guidelines provide for the pre-approval by the Audit and Risk Committee of described services to be performed, such as audit, audit-related, tax and other permissible non-audit services. Approval of audit and permitted non-audit services may also be made by the Chair of the Committee, and the person granting such approval must report such approval to the Committee at the next scheduled meeting.

The Audit and Risk Committee has considered the audit, audit-related, tax, and all other services discussed above, and additional information provided to the Company by Ernst & Young AB and determined that the provision of these services is compatible with the independence of Ernst & Young AB. The Audit and Risk Committee pre-approved all such services in 2023 and 2022.

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Discretionary Voting of Proxies on Other Matters

For business to be properly brought by a stockholder before an annual meeting of stockholders, timely advance written notice thereof must be received by the Secretary of the Company at its principal executive offices in accordance with the By-Laws, a copy of which may be obtained by written request to the Company’s Secretary or on the Company’s website at www.autoliv.com – Company – Governance – Corporate Policies. No such notices were received for the 2024 Annual Meeting.

Should any other matter requiring a vote of the stockholders be properly brought before the Annual Meeting, the proxy card confers upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment, to the extent permitted by applicable law and the listing standards of the NYSE, see “How Your Shares Will Be Voted” on page 10 of this Proxy Statement.

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Other Matters

Stockholder Proposals for 2025 Annual Meeting

Proposals Pursuant to Rule 14a-8. Under Rule 14a-8(e) of the Exchange Act, stockholder proposals intended to be presented at the 2024 annual stockholders meeting must be received by us on or before November 25, 2024, to be eligible for inclusion in our proxy statement and proxy card related to that meeting. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the proxy statement and proxy card for the 2024 annual stockholders meeting.

Proposals Pursuant to the By-Laws. Under the By-Laws, to bring any business before the stockholders at the 2025 annual stockholders meeting, other than proposals that will be included in our proxy statement, you must comply with the procedures described below. In addition, you must notify us in writing, and such notice must be delivered to or mailed and received by our Secretary at our principal executive offices no earlier than the close of business on February 9, 2025, and no later than the close of business on March 11, 2025.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the text of the proposed business and any resolutions proposed for consideration and any proposed amendment to the By-Laws and the reasons for conducting such business at the annual meeting, (b) a representation that the stockholder is a holder of record of the shares entitled to vote at the Annual Meeting of Stockholders and intends to appear in person or by proxy, (c) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is submitted, (d) the class or series and number of shares of stock of the Company which are owned beneficially and of record by the stockholder and the beneficial owner, if any, on whose behalf the proposal is submitted, (e) any material interest of the stockholder in such business, and (f) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder any affiliates, associates or others acting in concert with the stockholder.

Nominations Pursuant to the By-Laws. Under the By-Laws, to nominate a director for election to the Board, stockholders must comply with the notice procedures and requirements found in Article II, Section 6 of the By-Laws, a copy of which may be obtained by written request to the Company’s Secretary or on the Company’s website at www.autoliv.com – Company – Governance – Corporate Policies.

In addition to complying with the procedures of the By-Laws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 11, 2025.

By Order of the Board of Directors of Autoliv, Inc.:

Anthony Nellis

Executive Vice President, Legal Affairs;
General Counsel; and Secretary

March 25, 2024

Stockholm, Sweden

Autoliv	87	2024 Proxy Statement

Autoliv, Inc.

Mailing address: Box 70381, SE-107 24 Stockholm, Sweden

Visiting address: Klarabergsviadukten 70, Section B7, Stockholm, Sweden

Tel: +46 8 587 206 00

Company website: www.autoliv.com

Investor relations: Sweden Tel: +46 8 587 206 27, U.S. Tel: +1 (248) 223 8107

Autoliv	88	2024 Proxy Statement

Annex A

ANNEX A Reconciliation of Non-U.S. GAAP Measures

The reconciliations for the non-U.S. GAAP measures discussed in the Compensation Discussion & Analysis and Pay Versus Performance sections of this Proxy Statement are included below.

2021 – 2023 Performance Share Units Program (“PSUs”)
Performance Period Tranche A: January 1, 2021 – December 31, 2021 Performance Period Tranche B: January 1, 2022 – December 31, 2022 Performance Period Tranche C: January 1, 2023 – December 31, 2023
Performance Criterion: Order intake 30% weight Adjusted EPS 70% weight

Tranche A – performance period 2021
Order intake percentage	A1	49.20%
LTI outcome on parameter Order intake	B1	200%
EPS as reported	C1	4.96
EPS adjustments	D1	0.06
EPS adjustments unusual tax items	E1	—
Adjusted EPS	C1+D1+E1 = F1	5.02
LTI outcome on parameter Adjusted EPS	G1	26%
Weighted outcome	B1*30%+G1*70% = H1	78%

Tranche B – performance period 2022
Order intake percentage	A2	40.20%
LTI outcome on parameter Order intake	B2	5%
EPS as reported	C2	4.85
EPS adjustments	D2	-0.45
EPS adjustments unusual tax items	E2	—
Adjusted EPS	C2+D2+E2 = F2	4.40
LTI outcome on parameter Adjusted EPS	G2	20%
Weighted outcome	B2*30%+G2*70% = H2	16%

Tranche C – performance period 2023
Order intake percentage	A3	46.9%
LTI outcome on parameter Order intake	B3	172.5%
EPS as reported	C3	5.72
EPS adjustments in the Earnings release	D3	2.46
EPS adjustments unusual tax items	E3	-1.21
Adjusted EPS	C3+D3+E3 = F3	6.97
LTI outcome on parameter Adjusted EPS	G3	148.5%
Weighted outcome	B3*30%+G3*70% = H3	156%

Autoliv	A-1	2024 Proxy Statement

2023 Non-Equity Incentive Program Group
Performance Period: January 1, 2023 – December 31, 2023
Performance Criterion 1: Adjusted Operating Income – Weight: 50%
2023 Adjusted Operating Income – As Reported (in MUSD)		920
Performance Criterion 2: Adjusted Cash Conversion – Weight: 50%
2023 Reported Cash Conversion (in %)	A	85%
Adjustments to 2023 Reported Cash Conversion to exclude costs for capacity alignment and antitrust related matters (in %)	B	-20.7%
Adjustment of unusual tax item	C	11.2%
2023 Adjusted Cash Conversion – After Adjustments (in %)	D = A+B+C	75.5%

2023 Non-Equity Incentive Program AEU Division
Performance Period: January 1, 2023 – December 31, 2023
Performance Criterion 1: Adjusted Operating Income Group – Weight: 25%
2023 Adjusted Operating Income – As Reported (in MUSD) Group		920
Performance Criterion 2: Adjusted Operating Income – Weight: 50%
2023 Adjusted Operating Income – As Reported (in MUSD) European Division		62
Performance Criterion 3: Adjusted Cash Conversion Group – Weight: 25%
2023 Reported Cash Conversion (in %)	A	85%
Adjustments to 2023 Reported Cash Conversion to exclude costs for capacity alignment and antitrust related matters (in %)	B	-20.7%
Adjustment of unusual tax item	C	11.2%
2023 Adjusted Cash Conversion – After Adjustments (in %)	D = A+B+C	75.5%

Autoliv	A-2	2024 Proxy Statement

01 - Mikael Bratt 04 - Hasse Johansson 07 - Frédéric Lissalde 02 - Laurie Brlas 05 - Leif Johansson 08 - Xiaozhi Liu 03 - Jan Carlson 06 - Franz-Josef Kortüm 09 - Gustav Lundgren For Withhold For Withhold For Withhold 1 U P X 10 - Martin Lundstedt 11 - Ted Senko Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03YGEB + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed and A FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2024 Annual Meeting Proxy Card 2. Advisory Vote on Autoliv, Inc.’s 2023 Executive Compensation For Against Abstain 3. Ratification of Ernst & Young AB as independent registered public accounting firm of the company for the fiscal year ending December 31, 2024. Online Go to www.envisionreports.com/ALV or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ALV Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ALV Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 10, 2024 The undersigned hereby revokes all proxies and appoints Fredrik Westin and Anthony Nellis, with full power of substitution, to attend the Annual Meeting of Autoliv, Inc. to be held on Friday, May 10, 2024 at 2:00 p.m. local time, both virtually via the internet at www.meetnow.global/MJGH2D6 and in person at The Westin Book Cadillac Hotel, 1114 Washington Blvd, Detroit, MI 48226 USA and at any adjournment or postponement thereof and to vote as specified in this proxy all the shares of Autoliv, Inc. common stock which the undersigned would be entitled to vote if personally present upon all subjects that may properly come before the meeting. In their discretion, Mr. Westin and Mr. Nellis are also authorized to vote upon such other matters as may properly come before the meeting. Management is not presently aware of any such matters to be presented for action. If any nominee should become unavailable for election prior to the meeting, the proxies will vote for the election of a substitute nominee or nominees proposed by the Board of Directors. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations and at their discretion on any other matters that may properly come before the meeting to the extent permitted by applicable law and the listing requirements of the New York Stock Exchange. This will allow your proxy to address currently unforeseen matters that may arise during the meeting as well as matters incidental to the conduct of the meeting. For more information see “Voting on Matters Not in Proxy Statement” in the Proxy Statement. If you do not sign and return a proxy, submit a proxy by telephone or Internet or attend the meeting and vote by ballot, shares that you own directly cannot be voted. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors and FOR the election of the nominees to the Board and FOR Proposals 2 and 3. Your vote is important! Please sign and date this card on the reverse side and return promptly in the enclosed postage-paid envelope or utilize the Vote by Phone or Vote by Net service to cast your vote. (Items to be voted appear on reverse side) Autoliv, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/ALV The 2024 Annual Meeting of Stockholders of Autoliv, Inc. will be held on May 10, 2024 at 2:00pm local time, both virtually via the internet at www.meetnow.global/MJGH2D6 and in person at The Westin Book Cadillac Hotel 1114 Washington Blvd, Detroit, MI 48226 USA To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. 2024 Annual Meeting Admission Ticket 2024 Annual Meeting of Autoliv, Inc. Stockholders